Exhibit 4(a)
ATMOS ENERGY CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST
AMENDED AND RESTATED
EFFECTIVE AS OF JANUARY 1, 2005

ATMOS ENERGY CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST
Amended and Restated
Effective as of January 1, 2005
ARTICLE I.
PURPOSE AND AMENDMENT OF THE PLAN
     1.01 Amendment and Restatement of the Plan. ATMOS ENERGY CORPORATION, a corporation organized and existing under the laws of the States of Texas and Virginia (hereinafter, the “Company”) previously adopted and established the EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST FOR EMPLOYEES OF ATMOS ENERGY CORPORATION, subsequently amended and restated the Plan and Trust effective as of January 1, 1999, and thereafter further amended the Plan and Trust from time to time to, among other things, change the name of the Plan and Trust to the ATMOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST. Effective as of January 1, 2005, except where otherwise specifically provided herein (the “Effective Date”), the Company has by execution of this document, amended and restated the Plan in its entirety, subject to the terms and conditions hereinafter set forth, and the Trust Committee hereby agrees to serve as Trustee hereunder;
     1.02 Purpose. The purpose of the Plan is to provide certain benefits for the Employers’ eligible Employees and their Beneficiaries.
     It is the intention of the Employers that the Plan as amended and restated herein shall continue to meet all of the requirements necessary or appropriate to qualify it under Code Sections 401(a), 401(k) and 4975(e) and that the Trust made a part hereof shall continue to be exempt from tax under Code Section 501(a), and all provisions hereof shall be interpreted accordingly.
ARTICLE II.
DEFINITIONS, CONSTRUCTION, ADOPTION AND APPLICABILITY
2.01 Definitions
The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:
(a)	ADDITIONS: With respect to each Year, the total of the Employer contributions allocated to a Participant’s Employer Contribution Account, Safeharbor Matching Contribution Account, Matching Contribution Account, where appropriate, and Salary Reduction Contribution Account.

(b)	AFFILIATE: Any corporation (other than a Participating Employer) which is (i) a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; (ii) a trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with an Employer; (iii) an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer; or (iv) any other entity required to be aggregated with an Employer pursuant to Code Section 414(o).

(c)	ANG EMPLOYEES: Those individuals who were employees of Southwestern Energy Company (“SEC”) and/or Arkansas Western Gas Company (“AWGC”) who became Employees of an Employer as a result of the Company’s acquisition of certain assets associated with the Associated Natural Gas operations of SEC and AWGC.

(d)	AUTHORIZED LEAVE OF ABSENCE: Any absence authorized by an Employer under the Employees standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with an Employer within the period provided by law.

(e)	BENEFICIARY: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.05 to receive any death benefit which shall be payable under this Plan.

(f)	CODE: The Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any section of the Code shall include any successor provision thereto.

(g)	COMMITTEE: The persons appointed under the provisions of Article VIII to administer the Plan.

(h)	COMPANY: ATMOS ENERGY CORPORATION, a corporation organized and existing under the laws of the States of Texas and Virginia, or its successor or successors.

(i)	COMPANY STOCK: Shares of stock issued by the Company and owned by the Plan. For purposes of this Plan, Company Stock may include any of the following:
(1)	Common Stock: Shares of common stock issued by the Company (or a corporation which is a member of the same controlled group as defined under Code Section 409(1)(4)) which are readily tradable on an established securities market.

(2)	Preferred Stock: Shares of non-callable preferred stock convertible at any time into Common Stock or Other Stock at a conversion price which (as of the date of acquisition by the Plan) is reasonable. Preferred Stock shall be treated as non-callable if after the call there will be a reasonable opportunity for such conversion.

(3)	Other Stock: When no common stock meets the definition of Common Stock in Section 2.01(i)(l) above, common stock issued by the Company (or a corporation which is a member of the same controlled group as defined under Code Section 409(1)(4)) having a combination of voting power and dividend rights equal to or in excess of:

(a)	that class of common stock of the Company (or a corporation which is a member of the same controlled group as defined under Code Section 409(1)(4)) having the greatest voting power, and

(b)	that class of common stock of the Company (or a corporation which is a member of the same controlled group as defined under Code Section 409(1)(4)) having the greatest dividend rights.
(j)	COMPENSATION:
(1)	The total of all amounts paid to a Participant by an Employer for personal services as reported on the Participant’s Federal Income Tax Withholding Statement (Form W-2) plus any amounts excluded from such reporting pursuant to Code Sections 125, 401(k) and 132(f)(4), but excluding (i) expense reimbursements, (ii) bonuses, (iii) any contributions made under this Plan, any other plan of deferred compensation or any welfare benefit plan (other than amounts contributed pursuant to such Sections 125 and 401 (k)), and (iv) other special payments of any kind. Notwithstanding any other provision of this Plan, Compensation shall include any and all lump sum payments made to such Participant by an Employer.

(2)	In addition to other applicable limits set forth in this Plan, the Compensation of each Participant taken into account for purposes of determining benefits under the Plan for a given Plan Year shall not exceed $200,000 (as increased by the Secretary of the Treasury in accordance with Code Section 401(a)(17)(B)).

(3)	Notwithstanding the preceding, for purposes of allocating Discretionary Contributions made pursuant to Section 4.03 hereof for the Plan Year in which a Participant begins or resumes Participation, Compensation received before his Participation began or resumed shall be disregarded.
(k)	DISABILITY: A Participant is disabled if (i) he is qualified for long-term disability benefits under the Atmos Energy Corporation Group Long-Term Disability Plan, as in effect from time to time; or (ii) if such Long-Term Disability Plan is not then in existence, the Participant, because of ill health, physical or mental disability or any other reason beyond his control, is unable to perform his duties of employment for a period of six continuous months, determined in good faith by the Committee. Notwithstanding the preceding, a Participant shall be conclusively presumed to have incurred a Disability if he is eligible for Social Security disability benefits.

(1)	EFFECTIVE DATE: Except as otherwise provided herein, January 1, 2005, the date on which the provisions of this amended and restated Plan became effective.

(m)	EMPLOYEE:
(1)	Any individual on the payroll of an Employer whose wages from such Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act.

(2)	The term “Employee” shall include any person (not employed by an Employer) who under an agreement between, an Employer and any other person (a “leasing organization”) has performed services for such Employer (or for such Employer, Affiliate, and any person that is a “related person” to the Employer as determined in accordance with Code Section 4l4(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and the services are performed under the primary direction or control by such Employer (a “Leased Employee”); provided, however, that if such Leased Employees constitute less than twenty percent (20%) of the Employer’s non-highly compensated work force (as defined in Code Section 414(n)(5)(C)(ii)), the term “Employee” shall not include any Leased Employees who are covered by a plan described in Code Section 414(n)(5), unless otherwise expressly provided by the terms of this Plan.

(3)	Notwithstanding the preceding, the term “Employee” shall not include any individual who is designated as an “independent contractor” by an Employer, even if the status of such individual subsequently is changed from that of an “independent contractor” to that of an “employee” as a result of an administrative or legal proceeding.
(n)	EMPLOYEE CONTRIBUTION ACCOUNT: The account maintained for a Participant to record his Employee Contributions and Supplemental Savings, if any, and adjustments relating thereto, as provided under the provisions of the Prior Plan as effective prior to October 1, 1987. Said account shall include amounts transferred from the Southwestern Energy Company 401(k) Savings Plan (the “SEC Plan”) on behalf of ANG Employees, which are attributable to after-tax contributions as provided for in Section 3.06 hereof and amounts attributable to after-tax contributions in rollover contributions made pursuant to Section 4.05 hereof.

(o)	EMPLOYER: The Company, where applicable, and any Participating Employer. Employer refers to all Employers collectively, or to each one individually, as the context may require.

(p)	EMPLOYER CONTRIBUTION ACCOUNT: The account maintained for a Participant to record his share of the Discretionary Contributions made pursuant to Section 4.03 hereof and rollover contributions made pursuant to Section 4.05 hereof, and adjustments relating thereto. Said account shall include amounts transferred from the SEC Plan on behalf of ANG Employees which are attributable to rollover contributions and employer matching contributions as provided for in Section 3.06 hereof, and amounts transferred from the MVG Non-Union Plan (as defined in Section 3.08 hereof) that are attributable to an MVG Participant’s matching contribution account under the MVG Non-Union Plan as provided for in Section 3.08 hereof, and amounts transferred from the MVG Union Plan (as defined in Section 4.07(a) hereof) that are attributable to the applicable Participant’s matching contribution account under the MVG Union Plan as provided for in Section 4.07 hereof. Said account shall also include all amounts received by a Participant as matching contributions, and adjustments relating thereto under the Prior Plan.

(q)	EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment.

(r)	ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

(s)	EXEMPT LOAN: A loan which a “disqualified person” (as defined in Code Section 4975(e)(2)) makes to the Trustee or guarantees (including an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan).

(t)	FIDUCIARIES: Any person who exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan shall be treated as a Fiduciary hereunder. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan. Notwithstanding the foregoing, neither a Participant nor a Beneficiary shall be considered a Fiduciary with respect to the Plan by reason of his exercise of control over the assets held in his individual account pursuant to Section 7.05 hereof. In general the Employers, the Committee, and the Trustee shall be Fiduciaries hereunder, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 8.01.

(u)	FORMER PARTICIPANT: A Participant whose Participation has terminated but who has a vested account balance under the Plan, which has not been paid in full.

(v)	FORMER TXU EMPLOYEE: An individual who (i) was an employee of TXU Gas Company or its affiliate on June 17, 2004, and (ii) either (a) accepted employment with an Employer by October 29, 2004, or effective as of April 1, 2005, accepted employment to begin by April 11, 2005, as the case may be, as a result of the acquisition of substantially all the assets of TXU Gas Company, and at the time of acceptance of employment or thereafter became an Employee of an Employer, or (b) was on military leave of absence on September 30, 2004, due to active duty service in the United States armed forces, but automatically became an Employee of an Employer on October 1, 2004, or (c) was on leave of absence (other than military leave) from TXU Gas Company or its affiliate on September 30, 2004, including medical (FMLA or otherwise), disability, salary continuation, sick leave, or other leave of absence which was approved by TXU Gas Company or its affiliate or was contemplated under its policies, and returns to work from such leave and becomes an Employee of an Employer by March 31, 2005.

(w)	GEORGIA UNION PARTICIPANT: Effective from and after March 15, 2005, a Participant who is covered by the collective bargaining agreement between the Company and the Communication Workers of America, Local 3212.

(x)	HIGHLY COMPENSATED EMPLOYEE: A Participant or Former Participant who is a Highly Compensated Employee, as defined in Code Section 414(q). A Participant or Former Participant is considered a Highly Compensated Employee if:
(1)	during the Plan Year (the “Determination Year”) or during the twelve month period immediately preceding the Determination Year or, if the Company elects, the calendar year ending with or within the Determination Year (the “Look Back Year”), the Participant or former Participant was at any time a “five percent owner” as defined in Section 5.04(a)(2)(C)(3) hereof; or

(2)	for the preceding Plan Year, the Participant or former Participant (a) had Compensation from the Employer in excess of $80,000, as adjusted by the Secretary of the Treasury for the relevant year, and (b) if the Employer elects, was in the top-paid group during the preceding Plan Year.
An Employee is in the “top-paid group” for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during the Plan Year. However, solely for determining the total number of active Employees for a year, the following Employees are disregarded:
(1)	Employees who have not completed six (6) months of Service by the end of the year. (An Employee’s Service in the immediately preceding year is added to the Employee’s Service in the current year to determine whether the exclusion applies in the current year.);

(2)	Employees who normally work less than 17-1/2 hours per week. (This determination is made independently for each year. Weeks during which the Employee did not work are not considered. An Employee who works less than 17-1/2 hours a week for fifty percent (50%) or more of the total weeks worked by the Employee during the year is deemed to normally work less than 17-1/2 hours per week.); and

(3)	Employees who are included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer which satisfies Code Section 7701(a)(46) and Temporary Treasury Regulation § 301.7701-17T, if (i) ninety percent (90%) or more of the Employees of the Employer are covered under collective bargaining agreements that the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, which agreements satisfy Code Section 7701(a)(46) and Temporary Treasury Regulation § 301.7701-17T, and (ii) the Plan covers only Employees who are not covered under the agreements. Employees excluded pursuant to this paragraph (3) are not counted in determining the number of noncollective bargaining employees who will be included in the top-paid group in testing the Plan and are not included in the top-paid group in testing the Plan.
The Committee shall determine which Participants or Former Participants are Highly Compensated Employees in a manner consistent with Code Section 414(q) and regulations issued thereunder. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Look Back Year, as prescribed by applicable treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer.
A Former Participant who separated from Service, or is deemed to have separated from Service under applicable treasury regulations, prior to the Plan Year, who performs no Service for the Employer during the Plan Year and who was a Highly Compensated Employee either for the Separation Year or any Plan Year ending on or after such former Participant attained age fifty-five (55) years is considered a Highly Compensated Employee. Generally, Separation Year means the Plan Year during which the Employee separates from Service with the Employer.

(y)	HOUR OF EMPLOYMENT: Each hour (i) for which an Employee is on an Authorized Leave of Absence or is directly or indirectly paid or entitled to payment by an Employer for the performance of duties or for reasons other than the performance of duties, or (ii) for which back-pay (irrespective of mitigation of damages) has been either awarded or agreed to by an Employer. In the case of clause (i) above, each such Hour of Employment shall, in general, be credited for the computation period in which the duties were performed, or to which payments or entitlements to payments relate (in cases in which Hours of Employment are credited for periods in which duties are not performed). In the case of clause (ii) above, each such Hour of Employment shall, in general, be credited for the computation period to which the agreement or award pertains. Notwithstanding any provision to the contrary contained herein, no Employee shall be credited with an Hour of Employment under both clauses (i) and (ii) above.

In determining the number of Hours of Employment to be credited to an Employee in the case of a payment which is made or due to an Employee under the provisions of clause (i), above, for a period during which services were not performed (including a payment made by application of clause (ii) for a period also covered by clause (i) during which services were not performed), and the computation period(s) to which Hours of Employment shall be credited, the Committee shall apply the rules set forth in the U.S. Department of Labor Regulations § 2530.200b-2(b) and (c), which rules are incorporated into and made a part of this Plan by reference. Nothing in this Section 2.01(y) shall be construed as denying an Employee credit for an Hour of Employment which he is required to receive under any Federal law, the nature and extent of which credit shall be determined by such Federal law.

Hours of Employment shall be determined from records maintained by each Employer; provided, however, that an Employer may elect to determine Hours of Employment for any classification of Employees which is reasonable, nondiscrminatory and consistently applied, on the basis that Hours of Employment include ninety (90) Hours of Employment for each biweekly pay period, or portion thereof during which an Employee is credited with one (1) Hour of Employment. In determining the equivalent number of Hours of Employment to be credited to an Employee in the case of a payment made or due under clause (i), above, when the payment is not calculated on the basis of units of time, the Committee shall apply the rules set forth in U.S. Department of Labor Regulations § 2530.200b-2(b)(2) and (3). If such a payment is calculated on the basis of units of time, which units are greater than the period of employment used in this equivalency formula, the Employee shall be credited with the number of Hours of Employment included in the periods of employment which, in the course of the Employees regular work schedule, would be included in the unit or units of time on the basis of which the payment is calculated.

(z)	INCOME: The net gain or loss of the Trust Fund, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value, as determined by the Trustee, and the Trustee shall not take into account any indebtedness described in Section 7.02(k) or the value of any Company Stock held in suspense pursuant to such Section.

(aa)	LGS EMPLOYEES: Those individuals who became Employees of an Employer effective as of July 1, 2001, as a result of the Company’s acquisition from Citizens Utilities Company

(“Citizens”) of substantially all of its assets associated with the Louisiana Gas Service operations.

(bb)	LOAN SECURITIES: Company Stock acquired with the proceeds of an Exempt Loan.

(cc)	MATCHING CONTRIBUTION ACCOUNT: The account maintained for a Georgia Union Participant to record contributions made from and after April 23, 2005, on his behalf by his Employer pursuant to Section 4.08 hereof, and any adjustments relating thereto.

(dd)	MVG EMPLOYEE: Those employees of the Company who were employees of Mississippi Valley Gas Company (“MVG”) on December 1, 2002 and who became employees of the Company as a result of the merger of MVG with and into the Company on December 3, 2002, or were employees of the Company hired by the Mississippi Valley Gas division of the Company on or after December 3, 2002 and prior to December 21, 2002.

(ee)	NON-HIGHLY COMPENSATED EMPLOYEE: An Employee who is not a Highly Compensated Employee.

(ff)	PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of Section 3.01.

(gg)	PARTICIPATING EMPLOYER: Any entity which, with the consent of the Company, has adopted this Plan in accordance with the provisions of Section 2.03.

(hh)	PARTICIPATION: With respect to an Employee, the period commencing on the date on which the Employee became a Participant and ending on the date on which the Employee incurs a Severance from Service.

(ii)	PLAN: ATMOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST, as set forth in this document and as it may be amended from time to time.

(jj)	PRIOR PLAN: ATMOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST, as constituted prior to January 1, 2005.

(kk)	RE-EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment upon his return to the employment of an Employer after a Severance from service.

(ll)	SAFEHARBOR MATCHING CONTRIBUTION ACCOUNT: The account maintained for a Participant to record contributions made on his behalf by his Employer pursuant to Section 4.02 hereof, and adjustments relating thereto.

(mm)	SALARY REDUCTION CONTRIBUTION ACCOUNT: The account maintained for a Participant to record contributions made on his behalf by his Employer pursuant to Section 4.01 hereof, and adjustments relating thereto. Said account shall include amounts transferred from the SEC Plan on behalf of ANG Employees which are attributable to salary reduction contributions as provided for in Section 3.06 hereof. Said account shall also include amounts transferred from the MVG Non-Union Plan that are attributable to an MVG Participant’s deferred income account under the MVG Non-Union Plan as provided for in Section 3.08 hereof, and amounts transferred from the MVG Union Plan that are attributable to the applicable Participant’s deferred income account under the MVG Union Plan as provided for in Section 4.07 hereof.
(nn)	SERVICE: A Participant’s period of employment with an Employer or an Affiliate as determined in accordance with Sections 3.02 and 3.04 hereof.

(oo)	SEVERANCE FROM SERVICE: With respect to an Employee, the earlier of (i) the date on which he quits, or is discharged from the employment of an Employer, or (ii) the date of his retirement, Disability or death.

(pp)	TRUST (or TRUST FUND): The fund established hereunder, maintained in accordance with the terms of the Plan and constituting a part of this Plan.

(qq)	TRUST COMMITTEE: The individual or individuals employed by the Company and appointed by the Board of Directors of the Company to act as Trustee hereunder. The same provisions applicable to the Retirement Savings Plan Committee specified in Sections 8.02 and 8.07 hereof shall apply to, respectively, the appointment of the members of the Trust Committee and the procedures to be adopted by the Trust Committee for the conduct of its affairs. Effective from and after February 9, 2005, the Trust Committee shall be the Qualified Retirement Plans and Trusts Committee appointed to act as Trustee hereunder. The same provisions applicable to the Qualified Retirement Plans and Trusts Committee in Section 8.07 hereof shall apply to the procedures to be adopted by the Trust Committee for the conduct of its affairs.

(rr)	TRUSTEE: The Trust Committee, or any corporation, individual or individuals appointed by the Board of Directors of the Company to administer the Trust.

(ss)	VALUATION DATE: Each business day.

(tt)	YEAR or PLAN YEAR: The 12-month period beginning January 1 and ending on the next following December 31.
2.02	Construction

The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary, The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or section.

2.03	Adoption by Others

Any Affiliate of the Company may adopt this Plan and thereby become a Participating Employer, provided, however, that:
(1)	the Board of Directors of the Company must approve such adoption;

(2)	the administrative powers and control of the Company as provided herein shall not be deemed diminished under the Plan by reason of the adoption of the Plan by any Participating Employer, and

(3)	the administrative powers and control granted to the Company in Section 8.01 with respect to the appointment of the Committee and other matters shall apply only with respect to the Company and not to any Participating Employer.
The Employees of any one Employer shall, for purposes of allocating Discretionary Contributions pursuant to Section 5.02(d) hereof, be treated as employed by all Employers.

2.04	Applicability

Except to the extent otherwise specifically provided, (i) the provisions of this Plan shall apply only to an Employee who terminates employment on or after the Effective Date, and (ii) the lights and benefits, if any, of a former Employee shall be determined in accordance with the provisions of the Prior Plan (or the provisions of any pre-existing version of the Prior Plan), as in effect on the date on which his employment terminated.
ARTICLE III.
PARTICIPATION AND SERVICE
3.01	Participation

Except as otherwise provided below, an Employee, other than a Leased Employee, as provided in Section 2.01(m)(2) hereof, shall become a Participant in this Plan as follows:
(a)	Any Employee included under the provisions of the Prior Plan as of the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan.

(b)	For purposes of eligibility to make Salary Reduction Contributions under Section 4.01, an Employee shall be eligible to become a Participant in this Plan as of the first payroll period coincident with or immediately following his date of hire or the date on which he becomes an Employee. For purposes of eligibility to receive allocations of Safeharbor Matching Contributions under Section 4.02 and Discretionary Contributions under Section 4.03, a Participant shall be eligible to participate in this Plan as of the Entry Date coincident with or immediately following his completion of one (1) year of Service. For purposes of eligibility to receive allocations of Matching Contributions under Section 4.08 from and after the payroll period beginning April 23, 2005, the Georgia Union Participant shall be eligible to participate in this Plan as of March 31, 2005, provided he has completed one (1) year of service by that date. Thereafter, for purposes of eligibility to receive allocations of Matching Contributions under Section 4.08, a Georgia Union Participant shall be eligible to participate in this Plan as of the Entry Date coincident with or immediately following his completion of one (1) year of Service.

(c)	The term “Entry Date” shall mean the first day of the first payroll period coincident with or immediately following each January 1st, April 1st, July 1st and October 1st. The Entry Date for Former TXU Employees who have completed one (1) year of Service as of their date of employment with an Employer, after taking into account the provisions of Section 3.02(d) hereof, shall be the first day of the first payroll period coincident with or immediately following their date of employment with an Employer.

Each Employee now or hereinafter covered by a collective bargaining agreement between an Employer and a collective bargaining representative shall become or remain a Participant in this Plan only to the extent that such Plan participation is negotiated, through good faith bargaining, between an Employer and such representative. Otherwise, any Employee covered by a collective bargaining agreement shall not become, or shall cease to be, a Participant in this Plan. If an Employee covered by a collective bargaining agreement ceases to be a Participant in this Plan, he shall immediately re-enter the Plan as an active Participant when his coverage under such agreement terminates, provided that he is still an Employee at that time.

An active Participant who, on or after the Effective Date, incurs a Severance from Service and who is subsequently re-employed by an Employer shall immediately re-enter the Plan as an active Participant on his Re-Employment Commencement Date. In the case of an individual who had been included under the Prior Plan but who had terminated employment with an Employer prior to the Effective Date and who is subsequently reemployed by an Employer, such individual shall immediately re-enter the Plan as an active Participant on his Re-Employment Commencement Date.

3.02	Service

A Participant’s eligibility for benefits under the Plan shall be determined on the basis of his period of Service in accordance with the following:
(a)	Service Prior to the Effective Date. For an Employee as of the Effective Date, the Employee’s employment with an Employer prior to the Effective Date shall be counted as Service to the extent that such employment was counted as service under the provisions of the Prior Plan, including any period or periods of Authorized Leave of Absence counted as service under such provisions.

(b)	Service On and After Effective Date. On and after the Effective Date, an Employee shall accrue a year of Service for each consecutive twelve (12)-month computation period during which he completes at least one thousand (1,000) Hours of Employment. Such computation period shall begin on his Employment Commencement Date; provided, however, that if the Employee fails to complete one thousand (1,000) Hours of Employment during the first computation period, the second computation period shall be the Plan Year which includes the first anniversary of the Employment Commencement Date, and succeeding computation periods shall also be on the basis of the Plan Year. An Employee who completes a year of Service and, prior to Participation hereunder, incurs a Severance from Service shall, upon re-employment, be credited with such prior year of Service and be entitled to commence Participation as of the later of (i) the date as of which such Employee would have commenced Participation under Section 3.01 (b) if he had not incurred a Severance from Service or (ii) his Re-Employment Commencement Date.

(c)	Service for MVG Employees. From and after December 21, 2002, Service for MVG Employees who are Employees as of such date shall include service credited under the Mississippi Valley Gas Company Savings Plan.

(d)	Service for Former TXU Employees. From and after October 1, 2004, Service for Former TXU Employees who become Employees on or after that date shall include years and partial years of service beginning on their credited service start dates under the TXU Thrift Plan, as in effect on September 30, 2004, (the “TXU Thrift Plan”) and ending on the date they become Employees.

3.03	Transfer

An Employee who is transferred between two Employers shall be as eligible for Participation and benefits as in the absence of such transfer.

3.04	Controlled Group

An Employee who is transferred to or from the employment of an Affiliate shall, solely for purposes of determining the amount of his credited Service hereunder, be treated as employed by an Employer during the period of his employment by such Affiliate.

3.05	Special Rules for Former United Cities Gas Company Employees
(a)	Employees who previously worked for United Cities Gas Company shall be eligible to participate in this Plan as of the Effective Date. For purposes of Section 3.02, the Employees described in this Section 3.05(a) shall be credited with Service for their periods of employment with United Cities Gas Company.

(b)	The account balances of former participants in the United Cities Gas Company 401(k) Savings Plan (the “United Cities Plan”) which are transferred and merged into the Plan effective January 1, 1999 shall be held, administered, and distributed as a part of the Plan as follows:
(1)	All amounts transferred from the United Cities Plan that are attributable to an Employee’s salary reduction contributions shall be held in the Salary Reduction Contribution Account established for such Employee under the Plan;

(2)	All amounts transferred from the United Cities Plan that are attributable to an Employee’s employer matching contributions under the United Cities Plan shall be held in the Employer Contribution Account (and in a subaccount thereunder prior to April 1, 2005) established for such Employee under the Plan; and

(3)	All amounts transferred from the United Cities Plan that are attributable to an Employee’s additional matching contributions under the United Cities Plan shall be held in the Employer Contribution Account (and in a subaccount thereunder prior to April 1, 2005) established for such Employee under the Plan; and

(4)	All amounts transferred from the United Cities Plan that are attributable to an Employee’s rollover contributions under the United Cities Plan shall be held in a subaccount of the Employer Contribution Account established for such Employee under the Plan.
The Plan shall preserve the distribution restrictions of Code Sections 401(k)(2) and (10) with respect to the amounts attributable to salary reduction contributions transferred from the United Cities Plan.
(c)	The amounts transferred from the United Cities Plan that are attributable to forfeitures of account balances under that Plan shall be used to reduce Safeharbor Matching Contributions under the Plan.

3.06	Special Rules for ANG Employees
(a)	For purposes of eligibility to make salary reduction contributions under Section 4.01, ANG Employees (as defined in Section 2.01 (c) hereof) shall be eligible to participate in this Plan as of the first day of the first payroll period coincident with or immediately following June 1, 2000. For purposes of eligibility to receive allocations of safe harbor matching contributions under Section 4.02 and discretionary contributions under Section 4.03, an ANG Employee shall be eligible to participate in this Plan as of the Entry Date coincident with or immediately following his completion of one (1) Year of Service. For purposes of Section 3.02, ANG Employees shall be credited with Service equal to their service credited under the SEC Plan (as defined in Section 2.01(n) hereof).

(b)	The account balances of ANG Employees who were participants in the SEC Plan which are transferred into the Plan effective as of June 1, 2000, shall be held, administered, and distributed as part of the Plan as follows:
(1)	All amounts transferred from the SEC Plan that are attributable to an ANG Employee’s salary reduction contributions under the SEC Plan shall be held in the Salary Reduction Contribution Account established for such Employee under the Plan;

(2)	All amounts transferred from the SEC Plan that are attributable to an ANG Employee’s after-tax contributions, if any, under the SEC Plan shall be held in the Employee Contribution Account established for such Employee under the Plan. The ANG Employee shall be 100% vested in said Account.

(3)	All amounts transferred from the SEC Plan that are attributable to an ANG Employee’s rollover contributions, if any, under the SEC Plan shall be held in a subaccount of the Employer Contribution Account established for such Employee under the Plan. The ANG Employee shall be 100% vested in said subaccount.

(4)	All amounts transferred from the SEC Plan that are attributable to an ANG Employee’s employer matching contributions under the SEC Plan shall be held in the Employer Contribution Account (and in a subaccount thereunder prior to April 1, 2005) established for such Employee under the Plan. The ANG Employee shall be 100% vested in said subaccount or amounts, as the case may be, and all amounts contained therein may be invested immediately.

(5)	All stock transferred from the SEC Plan that is Entergy stock shall be held in a separate investment fund called the Entergy Stock Fund established for such Employee under the Plan. All amounts contained in the Entergy Stock Fund may be invested in other investments as provided for in Section 7.05(d).
(c)	For purposes of Section 3.01(c), the Entry Date for ANG Employees who have completed one (1) Year of Service as of June 1, 2000, after taking into account the provisions of Section 3.06(a) hereof, shall be the first day of the first payroll period coincident with or immediately following June 1, 2000.

(d)	All outstanding loans of the ANG Employees under the SEC Plan shall be transferred in kind to the Plan and shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said transfer.
3.07	Special Rules for LGS Employees
(a)	For purposes of eligibility to make salary reduction contributions under Section 4.01, LGS Employees (as defined in Section 2.01(aa) hereof) shall be eligible to participate in this Plan as of the first day of the first payroll period coincident with or immediately following July 1, 2001. For purposes of eligibility to receive allocations of safe harbor matching contributions under Section 4.02 and discretionary contributions under Section 4.03, an LGS Employee shall be eligible to participate in this Plan as of the Entry Date coincident with or immediately following his completion of one (1) Year of Service. For purposes of Section 3.02, LGS Employees and Employees who became employees of an Affiliate effective as of July 1, 2001, as a result of the Company’s acquisition from Citizens of certain of its assets associated with the Louisiana Gas Service operations shall be credited with Service equal to their service credited under the CUC 401 (k) Employee Benefit Plan (the “Citizens Plan”).

(b)	All stock that is Citizens stock received as part of an eligible rollover distribution from the Citizens Plan, as provided for in Section 4.05, shall be held in a separate investment fund called the Citizens Stock Fund established for an LGS Employee under the Plan. All amounts contained in the Citizens Stock Fund may be invested in other investments as provided for in Section 7.05(e).

(c)	For purposes of Section 3.01(c), the Entry Date for LGS Employees who have completed one (1) Year of Service as of July 1, 2001, after taking into account the provisions of Section 3.07(a) hereof, shall be the first day of the first payroll period coincident with or immediately following July 1, 2001.

(d)	All outstanding loans of the LGS Employees under the Citizens Plan that were received as part of eligible rollover distributions from the Citizens Plan, as provided for in Section 4.05, shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said receipt.
3.08	Special Rules for MVG Participants
(a)	The account balances of participants (the “MVG Participants”) in the Mississippi Valley Gas Company Savings Plan (the “MVG Non-Union Plan”) which are transferred into the Plan effective as of May 1, 2003, shall be held, administered, and distributed as part of the Plan as follows:
(1)	All amounts transferred from the MVG Non-Union Plan that are attributable to an MVG Participant’s deferred income account under the MVG Non-Union Plan shall be held in the Salary Reduction Contribution Account established for such MVG Participant under the Plan;

(2)	All amounts transferred from the MVG Non-Union Plan that are attributable to an MVG Participant’s matching contribution account under the MVG Non-Union Plan shall be held in the Employer Contribution Account (and in a subaccount thereunder prior to April 1, 2005) established for such Employee under the Plan. The MVG

Participant shall be 100% vested in said subaccount or amounts, as the case may be, and all amounts contained therein may be invested as soon as administratively possible in accordance with the procedures established by the Committee and communicated in writing to the MVG Participants.
(b)	All outstanding loans under the MVG Non-Union Plan of the MVG Employees who are MVG Participants shall be transferred in kind to the Plan and shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said transfer.

(c)	The amounts transferred from the MVG Non-Union Plan that are attributable to forfeitures of account balances under that Plan and to the suspense account containing unallocated contributions to that Plan shall be used to reduce Safe Harbor Matching Contributions under the Plan.
3.09	Special Rules for Former TXU Employees
(a)	All stock that is TXU Corp. stock received as part of an eligible rollover distribution from the TXU Thrift Plan, as provided for in Section 4.05, shall be held in a separate investment fund called the TXU Stock Fund established for a Former TXU Employee under the Plan. All amounts contained in the TXU Stock Fund may be invested in other investments as provided for in Section 7.05(f).

(b)	All outstanding loans of the Former TXU Employees under the TXU Thrift Plan that were received as part of eligible rollover distributions from the TXU Thrift Plan, as provided for in Section 4.05, shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said receipt.
ARTICLE IV.
CONTRIBUTIONS
4.01	Salary Reduction Contributions
(a)	For each Plan Year, each Employer shall contribute to the Trust Fund, on behalf of each of its Participants eligible to make Salary Reduction Contribution as described in Section 3.01(b) hereof, an amount equal to the total amount of Salary Reduction Contributions (defined below) agreed to be made by such Employer pursuant to a salary reduction agreement entered into between the Employer and the Participant for such Plan Year. Salary Reduction Contributions may be in the form of cash or Company Stock, and shall be deposited in the Trust Fund as soon as administratively feasible, but in no event later than the fifteenth (15th) business day of the calendar month following the calendar month during which such contributions were made.

(b)	Subject to the provisions of Section 4.01(g) hereof, each Participant shall be given the option to execute a salary reduction agreement with his Employer which provides that the Participant agrees to accept a reduction in salary from his Employer equal to any percentage of his Compensation (excluding bonuses) per payroll, which percentage shall be neither less than one percent (1%) nor more than sixty-five percent (65%) of such Participant’s Compensation (herein, the “Salary Reduction Contributions”).
(c)	Notwithstanding anything herein to the contrary, for any Participant’s taxable year, a Participant’s Salary Reduction Contribution shall not exceed the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 4.01(f) and Code Section 414(v), if applicable. An Employer may amend or revoke its salary reduction agreement with any Participant at any time if such Employer determines that such revocation or amendment is necessary to ensure that the reduction in such Participant’s Compensation for any payroll period does not exceed the maximum deferral amount set forth above.
In the event that the total reduction on behalf of any Participant for any of his or her taxable years exceeds the dollar limitation provided for in Section 4.01(c), such “excess deferrals,” together with income allocable thereto, shall be distributed to the Participant on whose behalf such reduction was made not later than April 15 following the close of the Participant’s taxable year in which the reduction was made, in the manner and to the extent provided under the applicable treasury regulations.
The income allocable to an “excess deferral” (as defined in Code Section 402(g)(2) and the treasury regulations promulgated thereunder) shall be determined by multiplying the income allocable to the Participant’s Salary Reduction Contributions for the Plan Year by a fraction, the numerator of which is the “excess deferrals” (as defined in Code Section 402(g)(2) and the treasury regulations promulgated thereunder) of the Participant, as determined above, and the denominator of which is the balance of the Participant’s Salary Reduction Contributions on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.
(d)	Salary Reduction Contributions credited to a Participant’s Salary Reduction Contribution Account pursuant to Section 4.01(a) shall be one hundred percent (100%) vested and non-forfeitable at all times. If a Participant enters into a salary reduction agreement with his Employer for a given Year, his Compensation for such Year for all purposes of this Plan shall be equal to his Compensation before application of the salary reduction agreement.

(e)	Salary reduction agreements shall be governed by the following:
(1)	A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement is on file with the Participant’s Employer.

(2)	A salary reduction agreement may be entered into or amended or terminated by a Participant at any time upon notice to the Committee, subject to the requirements of paragraph (3), below. If a Participant terminates his salary reduction agreement, he may enter into another salary reduction agreement at any time thereafter, subject to the requirements of paragraph (3), below.

(3)	Salary reduction agreements and amendments to, or terminations of, salary reduction agreements shall be effective as of, and shall not apply to any payroll period preceding, the payroll period next following the date on which the salary reduction agreement or amendment to, or termination of, the salary reduction agreement is executed by the Participant and his Employer.

(4)	An Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary (i) to ensure that a Participant’s Additions for any Year will not exceed the limitation of Section 5.03 hereof, (ii) to ensure that Employer contributions made pursuant to Sections 4.01, 4.02, 4.03 and 4.08 hereof are fully deductible by the Employer for Federal income tax purposes, and (iii) to ensure that a Participant’s Salary Reduction Contributions do not exceed the limitation of Section 4.01(c) hereof relating to “excess deferrals” (as defined in Code Section 402(g)(2) and the treasury regulations promulgated thereunder) or the limitations of Section 4.01(g) hereof relating to “Excess Contributions” (as defined in Section 4.01(g)(3) hereof).

(5)	Except as otherwise provided in Sections 4.01(g) and 4.08 hereof, the requirements of Code Section 401(k)(3) are satisfied by the safe harbor provided under Code Section 401(k)(12). Prior to (i) the Employee’s initial Entry Date, and (ii) the beginning of each Plan Year, the Employer shall provide written notice to each Employee who is eligible to receive Safeharbor Matching Contributions pursuant to Section 4.02 hereof that this Plan is exempt from the general nondiscrimination rules of Code Section 401(k)(3).

(6)	Upon termination of employment, a Participant’s Salary Reduction Contribution Account shall be distributed in accordance with Article VI.
(f)	Those Participants who have attained age fifty (50) before the close of the Plan Year shall be eligible to make Salary Reduction Contributions in addition to the Salary Reduction Contributions provided for in Section 4.01(b) hereof in accordance with, and subject to the limitations of, Code Section 414(v) (“Catch-Up Salary Reduction Contributions”). Such Catch-Up Salary Reduction Contributions shall not be taken into account for purposes of Section 4.01(c) (and Code Section 402(g)) and Section 5.03 (and Code Section 415). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), and 410(b), or 416, as applicable, by reason of making such Catch-up Salary Reduction Contributions. In addition, the Employers shall not make Matching Contributions with respect to Catch-Up Salary Reduction Contributions.

(g)	The limitations described in this Section 4.01(g) shall be determined in accordance with the applicable sections of the Code and regulations thereunder.
(1)	Notwithstanding any other provision of this Plan, effective from and after the payroll period beginning April 23, 2005, in no event shall the Employer make a Salary Reduction Contribution on behalf of any Participant who is a Georgia Union Participant in any Plan Year (the “Current Plan Year”) if such contribution would cause the “Actual Deferral Percentage” (or “ADP”) of Highly Compensated Employees who are Georgia Union Participants (referred to in this Section 4.01(g) as “GU Highly Compensated Employees”) to exceed the greater of the limitations indicated below:
(a)	One hundred twenty-five percent (125%) of the ADP for all Non-Highly Compensated Employees who are Georgia Union Participants (referred to in this Section 4.01(g) as “GU Non-Highly Compensated Employees”)for the prior Plan Year; or
(b)	The lesser of (i) the sum of the ADP for all GU Non-Highly Compensated Employees for the prior Plan Year plus two percent (2%), or (ii) two hundred percent (200%) of the ADP for all GU Non-Highly Compensated Employees for the prior Plan Year.
For the 2005 Plan Year, the Employer may elect to use either the GU Non-Highly Compensated Employees’ ADP for such Plan Year, or an assumed ADP of three percent (3%) for the GU Non-Highly Compensated Employees.
The ADP for all GU Non-Highly Compensated Employees under this Section 4.01(g)(1) determined on the basis of the prior Plan Year is referred to herein as the “Prior Year Testing Method”.
(2)	The Committee shall, to the extent necessary to conform the Salary Reduction Contributions to the above limitations, reduce prospectively the amount of Salary Reduction Contributions to be made on behalf of GU Highly Compensated Employees. Such prospective reduction shall first be applied to reduce the dollar amount elected by all those GU Highly Compensated Employees who have elected the highest dollar amount of Salary Reduction Contributions compared to the dollar amount elected by all those GU Highly Compensated Employees (including those Employees whose dollar amount was previously reduced) whose elected dollar amount is at the next highest dollar amount of Salary Reduction Contributions, and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected contribution amounts. The total amount by which the Salary Reduction Contributions must be reduced prospectively as provided above shall be determined under Section 4.01(g)(1) above and shall be calculated by reducing contributions made on behalf of GU Highly Compensated Employees in the order of their actual deferral percentages beginning with the highest of such percentages, and continuing to reduce the Salary Reduction Contributions of the GU Highly Compensated Employees with the next highest contribution percentages in a like manner in descending order based on rates of contribution percentages until the amount reduced is sufficient to satisfy the limitations of Section 4.01(g)(1) above.
Such prospective reductions may thereafter be adjusted by the Committee, upon due notice to the affected Georgia Union Participants, at any time thereafter to increase the elected amounts for those GU Highly Compensated Employees whose amounts were previously reduced in accordance with this Section if the Committee shall determine that such increase will not cause the limits set forth in Section 4.01(g)(1) to be exceeded for the Plan Year. Any such increase shall be applied to the reduced GU Highly Compensated Employees in ascending order, starting with those reduced GU Highly Compensated Employees who were last affected by the reduction sequence provided for herein. Any decrease of a Georgia Union Participant’s Salary Reduction Contributions under this Section shall be in addition to and shall not otherwise affect such Participant’s rights to change or suspend contributions.
(3)	In the event that following the end of a Plan Year, it is determined by the Committee that the Salary Reduction Contributions for GU Highly Compensated Employees

exceed the limitations of Section 4.01(g)(1), then the amount in excess of such limitation (“Excess Contributions”) (and the income thereon) (with the amount of such Excess Contributions calculated by reducing the contributions made on behalf of GU Highly Compensated Employees in the order of the actual deferral percentages beginning with the highest such percentage and continuing to reduce the Salary Reduction Contributions of the GU Highly Compensated Employees with the next highest contribution percentages in a like manner in descending order based on rates of contribution percentages until such percentages satisfy the test in Section 4.01(g)(1)) shall be distributed to the GU Highly Compensated Employees, notwithstanding any Plan provision to the contrary, no later than the last day of the Plan Year following the close of the Plan Year in which such Excess Contributions occurred. If such Excess Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such Excess Contributions occurred, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.
In distributing Excess Contributions, the following rules shall apply: The Excess Contributions shall first be applied to reduce the dollar amount elected by all those GU Highly Compensated Employees who have elected the highest dollar amount of Salary Reduction Contributions compared to the dollar amount elected by all those GU Highly Compensated Employees (including those Employees whose dollar amount was previously reduced) whose elected dollar amount is at the next highest dollar amount of Salary Reduction Contributions and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected contribution amounts until the reductions equal the Excess Contributions and enable the Salary Reduction Contributions to conform to the limitations of Section 4.01(g)(1).
The amount of Excess Contributions to be distributed to each affected GU Highly Compensated Employee is equal to the Salary Reduction Contributions on behalf of such Employee (prior to reduction of the Excess Contributions) less the product of such Employee’s ADP (after reduction for such Excess Contributions) times such Employee’s Total Compensation, rounded to the nearest one cent ($.01), and likewise is equal to the amount of reduction provided for herein.
The amount of Excess Contributions that maybe distributed under this Section with respect to a GU Highly Compensated Employee for a Plan Year shall be reduced by any “excess deferrals” (as defined in Section 4.01(c)) attributable to such Plan Year previously distributed to such Employee. In the event a distribution of Salary Reduction Contributions constitutes a distribution of Excess Contributions and a distribution of “excess deferrals” pursuant to Section 4.01(c), the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and “excess deferrals.”
(4)	In determining the amount of income allocable to Excess Contributions which are being distributed, the following rules shall apply:
(a)	The income allocable to Excess Contributions for the Plan Year in which the contributions are made is the income for the Plan Year allocable to Salary Reduction Contributions and amounts treated as Salary Reduction

Contributions with respect to the GU Highly Compensated Employee, multiplied by a fraction, the numerator of which is the amount of Excess Contributions made on behalf of the GU Highly Compensated Employee for the Plan Year and the denominator of which is the balance of such Employee’s Salary Reduction Contribution Account as of the end of the Plan Year, before adjustment of such Account as provided for in Section 5.02(a).
(b)	For purposes of this Section, the income of the Plan shall mean all earnings, gains and losses, computed in accordance with the provisions of Section 5.02.
(5)	For purposes of this Section 4.01(g), the following terms shall have the following meanings:
(a)	“Actual Deferral Percentage” (or “ADP”) shall mean for the GU Highly Compensated Employees, as a group, and for the GU Non-Highly Compensated Employees, as a group, the average of the ratios (calculated separately for each such Employee Participant in such group) of the Salary Reduction Contributions, if any, made on behalf of each such Employee Participant for each Plan Year, to the Employee Participant’s Total Compensation (as defined in Section 4.01(g)(5)(d)) for such Plan Year. For purposes of computing the ADP under the Prior Year Testing Method, changes between the prior Plan Year and the Current Plan Year in the group of GU Non-Highly Compensated Employees who are Employee Participants are disregarded. For purposes of computing ADP, an Employee Participant who makes no Salary Reduction Contributions for a Plan Year shall be treated as making a zero percent (0%) contribution for the Plan Year.
In calculating ADP, a Salary Reduction Contribution shall be taken into account for a Plan Year only if such Salary Reduction Contribution: (i) relates to Total Compensation that would have been received by the Employee Participant during such Plan Year (but for the salary reduction election) or is attributable to services performed by the Employee Participant during such Plan Year and would have been received by the Employee Participant within two and one-half (2-1/2) months after the close of such Plan Year (but for the salary reduction agreement); and (ii) is allocated to the Employee Participant during such Plan Year. A Salary Reduction Contribution is treated as allocated as of a particular date during a Plan Year if allocation of such contribution is not contingent on participation in the Plan or the performance of services after such date and such contribution is paid to the Trust not later than twelve (12) months after the close of such Plan Year.
In calculating the ADP of a GU Highly Compensated Employee who participates in more than one plan maintained by an Employer or an Affiliate, all elective deferrals (as defined in Code Section 401(m)(4)) of such GU Highly Compensated Employee shall be aggregated for purposes of determining such percentage.

In calculating the ADP of a GU Highly Compensated Employee who has “excess deferrals” (as defined in Section 4.01(c)), such “excess deferrals” shall be treated as Salary Reduction Contributions for purposes of determining such percentage.
In calculating ADP, all elective deferrals (as defined in Code Section 401(m)(4)) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of Section 4.01(g)(1), such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan.
(b)	“GU Non-Highly Compensated Employee” shall mean each Employee Participant who is not a GU Highly Compensated Employee.

(c)	“Employee Participant” shall mean each Employee who is a Georgia Union Participant, including any Employee who is ineligible to have Salary Reduction Contributions made on his behalf pursuant to Section 6.06(a) hereof.

(d)	“Total Compensation” as used in this Section 4.01(g) shall have the same meaning as that set forth in Section 5.03(a) hereof.
4.02	Safeharbor Matching Contributions
(a)	For each Plan Year, each Employer shall contribute on behalf of each of its Participants for whom a Salary Reduction Contribution was made pursuant to Section 4.01(b) and who is eligible to receive an allocation of Safeharbor Matching Contributions as described in Section 3.01(b) hereof, other than, effective from and after April 23, 2005, Georgia Union Participants, a “Safeharbor Matching Contribution” in an amount equal to one hundred percent (100%) of such Participant’s Salary Reduction Contributions, up to a maximum of four percent (4%) of such Participant’s Compensation, for the Plan Year.

(b)	Except as otherwise provided in Section 4.08 hereof, the discrimination tests of Code Section 401(m)(2) are satisfied by the safeharbor provided under Code Section 401(m)(11). Prior to (i) the Employee’s initial Entry Date, and (ii) the beginning of each Plan Year, the Employer shall provide written notice to each Employee who is eligible to receive a Safeharbor Matching Contribution pursuant to Section 4.02 here that this Plan is exempt from the general nondiscrimination rules of Code Section 401(m)(2).

(c)	Safeharbor Matching Contributions credited to a Participant Safeharbor Matching Contribution Account shall be one hundred percent (100%) vested and non-forfeitable at all times. Safeharbor Matching Contributions may be made in cash or in Company Stock.
4.03	Discretionary Contributions

For each Plan Year, each Employer shall contribute hereunder such additional amount as the Board of Directors of the Company (by a majority vote of the disinterested members thereof) shall determine and authorize (the “Discretionary Contributions”), provided that such Board shall not authorize

Discretionary Contributions by an Employer at such times or in such amounts that the Plan in operation discriminates in favor of officers, shareholders, or Highly Compensated Employees. The amount to be contributed each Plan Year shall be determined and authorized by the Board of Directors of the Company; provided, however that the Employers shall make a minimum annual contribution equal to the amount required pursuant to Section 7.02(k)(5) hereof. Notwithstanding the foregoing provisions of this Section 4.03 and except as otherwise provided in Section 7.02(k), the contribution of the Employers for any Year shall in no event exceed an amount which, when added to amounts contributed pursuant to Sections 4.01 and 4.02, above and Section 4.08 hereof, will, under the law then in effect, be deductible by the Employers in computing, on a consolidated return basis, their Federal income taxes for the taxable year within which such Plan Year ends, including any amount deductible pursuant to carryover provisions of the Code. All contributions of the Employers made pursuant to this Section 4.03 for a Plan Year shall be paid to the Trustee, and payment shall be made not later than the date prescribed by law for filing the consolidated Federal income tax return of the Employers for the taxable year within which such Plan Year ends, including extensions which have been granted for the filing of such tax return. Discretionary Contributions may be in cash or in Company Stock. Discretionary contributions credited to a Participant’s Employer Contribution Account shall be one hundred percent (100%) vested and nonforfeitable at all times.
4.04	Contributions by Participants

Participants are neither required nor permitted to make any after-tax contributions under this Plan. Under the provisions of the Prior Plan as in effect prior to October 1, 1987, Participants were permitted to make both Employee Contributions and Supplemental Savings contributions. To the extent that such amounts (and related adjustments) have not been distributed to affected Employees who are Participants hereunder prior to the Effective Date, such amounts (and related adjustments) shall be held in Employee Contribution Accounts established for such Employees until distributed in full. Distribution shall be made from each such Employee Contribution Account at such time or times as determined by the Participant for whose benefit an Employee Contribution Account was established.
4.05	Rollover Contributions; Transfers
(a)	With the approval of the Committee, a Participant who was a participant in another plan of deferred compensation which is qualified under Code Section 401(a) may contribute to this Plan a portion or all of the amount of any “distribution” received by him from such other plan. The qualified plans from which eligible rollover distributions may be received pursuant to this paragraph (a) are qualified plans described in Code Sections 401(a) or 403(a), annuity contracts described in Code Section 403(b) and eligible plans under Code Section 457(b) which are maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Any amounts so contributed shall be held in a subaccount of the Participant’s Employer Contribution Account, except that any amount so contributed that is attributable to after-tax contributions shall be separately accounted for in a subaccount under the Participant’s Employee Contribution Account. Such subaccount or subaccounts shall be 100% vested in the Participant, shall share in Income allocations in accordance with Section 5.02(a), but shall not share in Employer contribution allocations. Upon termination of employment, the total amount in such subaccount or subaccounts shall be distributed in accordance with Article VI. The term “eligible rollover distribution” is herein defined as any amount which, pursuant to Code Section 402(c)(4) may be transferred to this Plan.

(b)	Without express authorization by the Board of Directors of the Company, the Trustee hereunder shall not accept any direct or indirect transfer of assets in connection with a merger, spinoff, or conversion of a plan, or direct or indirect transfer of assets solely with respect to an Employee, if such transfer is from a defined benefit plan, or from a defined contribution plan that is either subject to the funding standards of Code Section 412 or otherwise subject to the requirements of Code Section 401(a)(11)(A). In the case of a transfer to the Trustee of all or any of the assets held in respect of any type of qualified plan or trust by the trustee of the transferor plan, the amounts so transferred shall be allocated under this Plan to the individual account of each Participant who was also a participant in such other qualified plan. In no event shall a Participant’s vested interest in such a transferred account be less after such transfer than it was prior to such transfer, or, in the alternative, this Plan may provide that the entire value of such transferred accounts of a Participant shall be fully vested and nonforfeitable.
The Trustee, upon direction from the Committee, may transfer any amount available for distribution to a Participant hereunder by reason of termination of employment to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer and represented by such employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfer is to be made permits such transfers.
4.06	Special Rules under USERRA

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
4.07	Transfers from the MVG Union Plan

Notwithstanding any provisions of Section 4.05 to the contrary:
(a)	Any Employee who becomes a Participant in this Plan and who has account balances under the Atmos Energy Corporation Savings Plan for MVG Union Employees (the “MVG Union Plan”) may elect, within 60 days of the date on which such Employee becomes a Participant in this Plan, to have transferred from the MVG Union Plan to this Plan said account balances. Said election shall be in accordance with the procedures established by the Committee and communicated to said Participants in writing.

(b)	Amounts transferred pursuant to paragraph (a) above (i) that are attributable to a deferred income account under the MVG Union Plan shall be held in the Salary Reduction Contribution Account established under the Plan, and (ii) that are attributable to a matching contribution account under the MVG Union Plan shall be held in the Employer Contribution Account (and in a subaccount thereunder prior to April 1, 2005) established under the Plan, and said subaccount or amounts, as the case may be, shall be 100% vested upon such transfer.

(c)	Any amounts transferred to this Plan pursuant to paragraphs (a) above shall be invested in the funds to which the Participant has directed the investment of his Salary Reduction Contributions, or if no such direction has been given, then in the Diversified Fund which constitutes a balanced fund of equity and fixed income. Notwithstanding the foregoing provisions of this Section 4.07(c), any outstanding loan under the MVG Union Plan of a Participant who elects a transfer as provided for in this Section 4.07 shall be transferred in kind to the Plan and shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said transfer.
(d)	If an Employee who is a Participant in this Plan (including Participants for whom a transfer of account balances pursuant to this Section 4.07 previously has occurred) thereafter ceases to be an Employee eligible to remain an active participant in this Plan and such Participant becomes eligible to participate in the MVG Union Plan, such Participant may not elect to transfer all of his account balances in this Plan to the MVG Union Plan.
4.08	Matching Contributions on Behalf of Georgia Union Participants
(a)	Effective from and after the payroll period beginning April 23, 2005, for the 2005 Plan Year, and for each Plan Year thereafter, the Employer shall contribute on behalf of each Georgia Union Participant for whom a Salary Reduction Contribution was made pursuant to Section 4.01(b) and who is eligible to receive an allocation of Matching Contributions as described in Section 3.01(b) hereof, a Matching Contribution in an amount equal to fifty percent (50%) of such Participant’s Salary Reduction Contributions, up to a maximum of six percent (6%) of such Participant’s Compensation, for the Plan Year.

(b)	The discrimination tests of Code Section 401(m)(2) are automatically satisfied, pursuant to the provisions of Section 1.401(m)-1(a)(3) of the regulations under Code Section 401(m), because the Matching Contributions are made under the portion of the Plan that benefits collectively bargained employees and that automatically satisfies the requirements of Code Section 410(b).

(c)	Matching Contributions credited to a Georgia Union Participant’s Matching Contribution Account shall be one hundred percent (100%) vested and non-forfeitable at all times. Matching Contributions may be made in cash or in Company Stock.
ARTICLE V.
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS
5.01	Individual Accounts

The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have up to five separate accounts, an Employer Contribution Account, a Salary Reduction Contribution Account, a Safeharbor Matching Contribution Account, an Employee Contribution Account and, where applicable, a Matching Contribution Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required.
5.02	Account Adjustments

The accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

(a)	Income. The Income of the Trust Fund shall be allocated as follows:
(1)	Company Stock. Subject to the provisions of Section 7.02(1) hereof, any cash dividends earned by Company Stock, and any Company Stock received by the Trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company, shall be allocated as of each Valuation Date in the same manner as the Company Stock to which it is attributable is then allocated. In addition, as of each Valuation Date, the value of the Company Stock held in an account of a Participant, Former Participant or Beneficiary shall, together with related unrealized gains and losses, be noted on such account.

(2)	Diversified Investments. To the extent that the accounts of a Participant are invested, pursuant to Section 7.04 or 7.05 hereof in the Diversified Fund described in such Section 7.05, earnings attributable to the portion so invested (hereinafter, the “Diversified Portion”) shall be allocated on the following basis: for each fund comprising the Diversified Fund, such earnings shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in the Diversified Portions of their accounts invested in such fund on the Valuation Date in accordance with the ratio of the Diversified Portions of each Participant’s account invested in such fund on such Valuation Date to the Diversified Portions of all accounts invested in such fund on such Valuation Date.
(b)	Salary Reduction Contributions. The Employer contributions for a Plan Year made on behalf of a Participant pursuant to Section 4.01 hereof shall be allocated to the Participant’s Salary Reduction Contribution Account effective as of a date no later than the last day of such Plan Year.

(c)	Safeharbor Matching Contributions. The Employer contributions for a Plan Year made pursuant to Section 4.02 hereof on behalf of a Participant who is eligible to receive an allocation of the Safeharbor Matching Contribution as described in Sections 3.01(b) and 4.02 hereof shall be allocated to the Participant’s Safeharbor Matching Contribution Account effective as of a date no later than the last day of such Plan Year.

(d)	Discretionary Contributions. Subject to the provisions of Section 7.02(k) hereof, relating to the repayment of Exempt Loans, as of the end of each Plan Year, each Employer’s Discretionary Contribution for the Plan Year made pursuant to Section 4.03 hereof shall be allocated among those Participants who are eligible to receive an allocation of the Discretionary Contribution as described in Sections 3.01(b) and 4.08 hereof and who were in the employ of any Employer on the last day of the Plan Year, according to the ratio that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year.

(e)	Matching Contributions. The Employer contributions for a Plan Year made pursuant to Section 4.08 on behalf a Georgia Union Participant who is eligible to receive an allocation of the Matching Contribution as described in Sections 3.01(b) and 4.08 hereof shall be allocated to such Participant’s Matching Contribution Account effective as of a date no later than the last day of such Plan Year.

5.03	Maximum Additions
(a)	Notwithstanding anything contained herein to the contrary, the total Additions made to the Salary Reduction Account, Safeharbor Matching Contribution Account, Employer Contribution Account and, if applicable, Matching Contribution Account of a Participant for any Plan Year shall not exceed the lesser of:
(1)	Forty Thousand Dollars ($40,000) (or such higher amount to which such amount shall be adjusted by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d)), or

(2)	one hundred percent (100%) of the Participant’s total compensation for such Plan Year.
The compensation limit referred to in clause (2) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Addition.
For purposes of this Section 5.03, a Participant’s “total compensation” includes earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with his Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) excluding the following: (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of a Participant for the taxable year in which contributed, or on behalf of a Participant to a simplified employee pension plan under Code Section 219(b)(7), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Participant when distributed, (except any amounts excluded from a Participant’s income pursuant to Code Sections 125 or 401(k), and effective for Plan Years beginning on or after January 1, 2001, Code Section 132(f)(4)); (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (iv) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) for the purchase of an annuity contract described in Code Section 403 (b) (whether or not the contributions are excludable from the gross income of the Participant); and (v) compensation in excess of $200,000 (as increased by the Secretary of the Treasury in accordance with the Code Section 401(a)(17)(B)).
(b)	If such Additions exceed the limitation set forth in Section 5.03(a) above, such excess shall be reallocated to eligible Participants for the Plan Year in accordance with Section 5.02(d). In the event that all or any portion of such excess cannot be reallocated for such Year because of the application of Section 5.03(a) above, the amount which cannot be so reallocated shall be held in a suspense account until it can be so reallocated in a subsequent Plan Year, and no further Additions shall be made to Participants’ accounts until the amount in such suspense account has been fully reallocated. Notwithstanding any provision to the contrary herein contained, if this Plan terminates during any Plan Year in which such suspense account cannot be reallocated because of the application of Section 5.03(a) above, the amount in such suspense account shall revert to the Employers.

(c)	For purposes of this Plan, the “limitation year” shall be the Plan Year.

(d)	Notwithstanding the foregoing, in the case of a Participant (i) who is permanently and totally disabled (as provided in Code Section 415(c)(3)(C)), (ii) who is not a highly Compensated Employee, and (iii) with respect to whom the Company elects to have this Section 5.03(d) apply, the term “total compensation” shall mean the compensation the Participant would have received for the Plan Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled. Section 5.03(d) shall apply only to the extent that contributions made with respect to amounts treated as total compensation under this Section 5.03(d) are nonforfeitable when made.
5.04	Top-Heavy Provisions

The following provisions shall become effective in any Year in which either the ESOP portion or the Non-ESOP portion of the Plan is determined to be a Top-Heavy Plan:
(a)	Determination of Top-Heavy Status. The ESOP portion or the Non-ESOP portion of the Plan will be considered a Top-Heavy Plan for the Plan Year if as of the last day of the preceding Plan Year (the “determination date”):
(1)	[1] the value of the sum of the ESOP portion or the Non-ESOP portion (as the case may be) of the Employer Contribution Accounts, Salary Reduction Contribution Accounts, Safe harbor Matching Contribution Accounts and, where applicable, Matching Contribution Accounts, plus Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date and allocated pursuant to Sections 5.02(b), (c) and where applicable (e)) of Participants who are Key Employees (as defined below) exceeds 60% of the value of the sum of the ESOP portion or the Non-ESOP portion (as the case may be) of the Employer Contribution Accounts, Salary Reduction Contribution Accounts, Safe harbor Matching Contribution Accounts and, where applicable, Matching Contribution Accounts, plus Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date and allocated pursuant to Sections 5.02(b), (c) and where applicable (e)) of all Participants and their Beneficiaries (the “60% Test”), or [2] the applicable portion of the Plan is part of a required aggregation group (within the meaning of Code Section 416(g)(2)) and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the ESOP portion or the Non-ESOP portion (as the case may be) of the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the applicable portion of the Plan is a part of a required or permissive aggregation group (within the meaning of Code Section 416(g)(2)) which is not top-heavy. For purposes of the 60% Test for any Plan Year, (i) the value of the Employer Contribution Accounts, Safe harbor Matching Contribution Accounts, Salary Reduction Contribution Accounts, Employee Contribution Accounts and, where applicable, Matching Contribution Accounts of individuals who are former Key Employees shall not be taken into account and (ii) the value of the Employer Contribution Accounts, Safe harbor Matching Contribution Accounts, Salary Reduction Contribution Accounts, Employee Contribution Accounts and, where applicable, Matching Contribution Accounts of individuals who have not performed services for an

Employer for the five (5)-year period ending on the determination date shall not be taken into account.

Notwithstanding the foregoing, for purposes of the 60% Test, the following shall apply:
(i)	The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the ESOP portion or the Non-ESOP portion (as the case may be) of the Plan and any plan aggregated with such portion of the Plan under Code Section 416(g)(2) during the 1-year period ending on such determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the applicable portion of the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation of service, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)	The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.
(2)	Aggregation shall be determined as follows:
(A)	Aggregation Group.
(i)	Required Aggregation. The term “aggregation group” means —
(I)	each plan of the Employer in which a key employee is a participant;

(II)	each other plan of the Employer which enables any plan described in subclause (I) to meet the requirements of Code Sections 401(a)(4) or 410; and

(III)	any plan terminated by the Employer within five years of the determination date of the Plan Year in question that would, but for the fact that it was terminated, be described in subclause (I) or (II). For purposes of Code Section 416, a terminated plan is one that has been formerly terminated, has ceased crediting service for benefit accruals and vesting, and has been or is distributing all plan assets to participants or their beneficiaries as soon as administratively feasible.
(ii)	Permissive Aggregation. The Employer may treat any plan not required to be included in an aggregation group under clause (i) as being pan of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account.
(B)	Top-Heavy Group. The term “top-heavy group” means any aggregation group if:
(i)	the sum (as of the determination date) of:
(I)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group, and

(II)	the aggregate of the accounts of key employees under all defined contribution plans included in such group,
(ii)	exceeds 60 percent of a similar sum determined for all employees.
(C)	Key Employee. For purposes of this Section 5.04, a “Key Employee” is any person employed or formerly employed by any Employer or Affiliate (and the beneficiaries of any such person) who is, at any time during the Plan Year that includes the determination date, any one or more of the following:
(1)	An officer of an Employer or an Affiliate having annual compensation for the applicable Plan Year greater than One Hundred Thirty Thousand Dollars ($130,000), as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002.

(2)	Any person owning (or considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of an Employer or an Affiliate or stock possessing more than five percent (5%) of the total combined voting power of such stock or more than five percent (5%) of the capital or profits interest of an Employer or an Affiliate which is not a corporation.

(3)	A person who would be described in Section 5.04 (a)(2) above if “one percent (1%)” were substituted for “five percent (5%)” each place it appears in said Section 5.04(a)(2), and whose aggregate annual compensation from all Employers or Affiliates is more than One Hundred Fifty Thousand Dollars ($150,000).

(4)	Notwithstanding any other provision in this Plan to the contrary, for purposes of determining ownership under this Section 5.04(a)(2)(C), the rules of Code Sections 414(b), (c), and (m) shall not apply in defining who is an Employer.
The determination of who is a Key Employee hereunder shall be made in accordance with the provisions of Code Section 416(i)(1) and the regulations thereunder.

(b)	Minimum Allocations. Notwithstanding the provisions of Section 5.02(b), (c) where applicable (e), for any Year during which either the ESOP portion of the Plan or the Non-ESOP portion of the Plan is deemed a Top-Heavy Plan, the amount of Employer contribution for the Year to be allocated in the aggregate to the Safeharbor Matching Contribution Account, Employer Contribution Account and, where applicable, Matching Contribution Account of each Participant who is not a Key Employee shall not be less than the lesser of (i) three percent (3%) of the Participant’s total compensation for the Plan Year or (ii) the Participant’s total compensation for the Plan Year multiplied by the highest percentage obtained by dividing the amount of Employer contribution allocated in the aggregate to the Salary Reduction Contribution Account, Safeharbor Matching Contribution Account, Employer Contribution Account and, where applicable, Matching Contribution Account of any Key Employee for the Year by so much of the total compensation of such Key Employee for the Year as does not exceed $200,000 (as automatically increased in accordance with the applicable treasury regulations); provided, however, that the requirement of this Section 5.04(b) shall not apply to the extent that the minimum allocations set forth herein are made under another defined contribution plan maintained by the Employer, provided, further, that the minimum allocations required herein shall be offset by any minimum benefit provided under a defined benefit plan maintained by an Employer.

Safeharbor Matching Contributions, if any, and Matching Contributions, if any, shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the requirements of this Section 5.04. The preceding sentence shall apply with respect to Safeharbor Matching Contributions and Matching Contributions or, if the Plan provides that the minimum contribution requirement shall be met in another plan, matching contributions under such other plan. Safeharbor Matching Contributions and Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Safeharbor Matching Contributions and Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(c)	Super Top-Heavy Rules. For any Plan Year in which either the ESOP portion of the Plan or the Non-ESOP portion of the Plan is a Top-Heavy Plan, Section 5.04(a) shall be read by substituting the number “90” for the number “60” wherever it appears therein; provided, however, that where the applicable portion of the Plan is not a “Super” Top-Heavy Plan (as defined in Code Section 416(h)(2)(B)), no such substitution shall occur if, for such Plan Year, the minimum allocations determined pursuant to Section 5.04(b) are determined by reference to 4%, in lieu of 3%, of total compensation.

(d)	“Total Compensation” Defined. The term “total compensation” as used in this Section 5.04 shall have the same meaning as that set forth in Section 5.03(a) hereof.

(e)	Inapplicability of Top Heavy Plan Rules. The provisions of this Section 5.04 and Code Section 416 shall not apply in any Plan Year in which the Plan consists solely of Salary Reduction Contributions which meet the requirements of Code Section 401(k)(12) and Safeharbor Matching Contributions which meet the requirements of Code Section 401(m)(11).

ARTICLE VI.
BENEFITS
6.01	Retirement or Disability

If a Participant’s employment with his Employer is terminated at or after his normal retirement date, or if his employment is terminated prior to his normal retirement date because of Disability, he shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.04. The “entire amount” in a Participant’s accounts at termination of employment shall include any Employer contributions to be made pursuant to Sections 4.01, 4.02 and 4.08 for the Plan Year of termination of employment but not yet allocated. If a Participant remains in employment after his normal retirement date, he shall continue to be treated as an active Participant hereunder. For purposes of this Plan, the term “normal retirement date” means, with respect to a Participant, the first day of the month coincident with, or immediately following, his attainment of age sixty-five (65).

6.02	Death

In the event that the termination of employment of a Participant is caused by his death, the entire amount then in each of his accounts shall be paid to his Beneficiary in accordance with Section 6.04 after receipt by the Committee of acceptable proof of death. The “entire amount” in a Participant’s accounts at termination of employment shall include any Employer contributions to be made pursuant to Sections 4.01, 4.02 and 4.08 for the Plan Year of termination of employment but not yet allocated.

6.03	Termination for Other Reasons

If a Participant’s employment with his Employer is severed or terminated before his normal retirement date for any reason other than Disability or death, the Participant shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.04. The “entire amount” in a Participant’s accounts at severance from employment shall include any Employer contributions to be made pursuant to Sections 4.01, 4.02 and 4.08 for the Plan Year of severance from employment but not yet allocated.

6.04	Payments of Benefits

The following provisions shall apply with respect to the method and timing of benefit payments hereunder:
(a)	General. Payment of a Participant’s benefits shall commence as soon as practicable after the date on which the Committee determines the final balances in such Participant’s accounts; provided, however, that the Participant must consent to a distribution prior to the date specified below if the value of his account balances exceeds $5,000.

(b)	Required Distributions.
(1)	Payment of a Participant’s benefits must commence no later than the earlier of (i) the Participant’s Required Beginning Date (defined below); or (ii) unless the Participant elects a later date (which can be no later than the Participant’s Required Beginning Date), the 60th day after the latest of the close of the Plan Year in which the Participant terminates employment due to attainment of normal retirement, Disability or death or which is the fifth Plan Year following the Plan Year in which the Participant otherwise terminates employment; or (iii) unless the Participant elects a later date (but not later than the Participant’s Required Beginning Date), the 60th day after the latest of the close of the Plan Year in which the Participant attains age sixty-five (65), in which occurs the date ten years after the date the Participant first commenced Participation in the Plan, or in which the Participant incurs a Severance from Service.
(2)	The definition of “Required Beginning Date” is as follows:
(A)	The “Required Beginning Date” of a five percent owner, as described in Section 5.04(a)(2)(C)(3), hereof is the later of (i) April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70-1/2), or (ii) the last day of the calendar year with or within which ends the Plan Year in which the Participant becomes a five percent owner.

(B)	The “Required Beginning Date” of a Participant who is not a five percent owner is the April 1 of the calendar year immediately following the later of (i) the calendar year in which he attains age seventy and one-half (70-1/2), or (ii) the calendar year in which he incurs a Severance from Service.

(C)	Notwithstanding the foregoing, a Participant who is not a five percent owner and who attains age seventy and one-half (70-1/2) prior to calendar year 1999 shall have the right to elect the commencement of his benefits on April 1 of the calendar year following the calendar year in which he attains such age and each subsequent year. A Participant who is not a five percent owner and who currently is receiving benefit payments solely because of the attainment of age seventy and one-half (70-1/2) prior to calendar year 1997 shall have the right to elect the suspension of such benefit payments until the date specified in the first sentence of this paragraph. Any such election shall be made at such time and in such manner as the Committee shall determine in a nondiscriminatory manner.
(c)	Early Distributions. A benefit payment to a Participant prior to his attainment of age 59-1/2 shall require the Participant’s approval, prior to which the Participant shall have been advised by the Committee that an additional income tax may be imposed equal to ten percent (10%) of the portion of the amount so received which is included in his gross income for the taxable year of receipt unless, among others, (i) such distribution is made on account of death or Disability, (ii) such distribution is part of a scheduled series of substantially equal periodic payments for the life of the Participant (or the joint lives of the Participant and his Beneficiary) or the life expectancy of the Participant (or the joint life expectancies of the Participant and his Beneficiary), (iii) such distribution is used to pay medical expenses to the extent deductible under Code Section 213 (determined without regard to whether the Participant itemizes deductions), (iv) such distribution is made to an alternate payee pursuant to a “qualified domestic relations order” described in Section 9.03 hereof, or (v) such distribution is made to a Participant by reason of “early retirement.” For purposes of the preceding sentence, a Participant who terminates employment on or after his attainment of age 55 for reasons other than death, Disability or normal retirement shall be treated as having severed from employment by reason of “early retirement.”

(d)	Form of Distribution. Distributions hereunder to Participants, Former Participants or Beneficiaries may be in the form of Company Stock or cash, as determined by the Committee; provided, however, that any such distributee shall have the right to demand that distribution of the ESOP portion of a Participant’s account balances (as provided for in Section 7.02(a) hereof) be made to him in the form of Company Stock and shall have been given written notification of such right by the Committee prior to the date of any cash distribution to him; provided, further, that fractional shares shall, in all events, be paid in cash. In the event that the Articles of Incorporation or bylaws of the Company are amended to restrict the ownership of substantially all outstanding shares of Company Stock to Employees and/or to the Trust Fund, then distributions hereunder to Participants, Former Participants and Beneficiaries shall, in all events, be in the form of cash. Subject to the provisions of Section 6.04(e) below, a Participant’s benefits shall in all events be distributed in a lump sum.

Unless the Participant elects otherwise, the ESOP portion of a Participant’s accounts which consists of Company Stock acquired after 1986 shall be distributed in a form providing no more than substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five (5) years, or (ii) in the case of a Participant whose accounts consisting of Company Stock acquired after 1986 exceed $500,000 (as automatically increased in accordance with the applicable treasury regulations to reflect cost-of-living adjustments), five (5) years, plus an additional one (1) year (up to an additional five (5) years) for each $100,000 (as automatically increased in accordance with treasury regulations to reflect cost-of-living adjustments) or fraction thereof by which the balance exceeds $500,000 (as automatically increased in accordance with the applicable treasury regulations to reflect cost-of-living adjustments). For purposes of this Section 6.04, the ESOP portion of a Participant’s accounts shall not include Company Stock acquired with the proceeds of an Exempt Loan until the last day of the Plan Year in which such Exempt Loan is repaid in full.

(e)	Special Rules to Certain Participants. Notwithstanding the preceding provisions of this Section 6.04, the following special rules shall apply with respect to payments made to or on behalf of a Participant who, on or after January 1, 1985, receives a transfer to this plan of assets (other than a transfer made pursuant to an elective rollover distribution described in Section 4.05 hereof) from a plan described in Code Section 401(a)(l l)(B)(i) or (ii):
(1)	Unmarried Participant. If the Participant is unmarried, any benefits payable to the Participant under Section 6.01 or 6.03 hereof shall be paid in the form of a life annuity, provided, that the Participant may elect not to receive his benefits in such form, in which event the Committee shall direct the Trustee to distribute the Participant’s benefits in the method specified in Section 6.04(d).

(2)	Married Participant. If the Participant is married, the following provisions shall apply:
(A)	Pre-Retirement Survivor Annuity. Any death benefits payable pursuant to Section 6.02 hereof, shall be paid to the Participant’s surviving spouse in the form of a life annuity, provided, however, that, at any time prior to the Participant’s death, the Participant and his spouse may, by written and notarized election during the “applicable election period” acknowledging the effect of such election, direct that such death benefits be payable to one or more other Beneficiaries and/or in the form provided under Section 6.04(d), above.

(B)	Qualified Joint and Survivor Annuity. Any benefits payable under Section 6.01 or 6.03 hereof, shall be paid in the form of a joint and survivor annuity under which a monthly amount is payable to the Participant for his life, and, upon his death, no less than fifty percent (50%), nor more than one hundred percent (100%), of such monthly amount is payable to his spouse, if surviving, for the remainder of the spouse’s life; provided, however, that, within the “applicable election period”, the Participant and his spouse may, by a written and notarized election acknowledging the effect of such election, direct that the Participant’s benefits be paid in the form provided under Section 6.04(d), above. Within a reasonable time before a Participant’s annuity commencement date hereunder, the Committee shall provide to the Participant a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the effect of refusing it.

(C)	The “applicable election period” is the ninety (90) days prior to the Participant’s benefit commencement date. If, after having made an election, the Participant makes another election prior to his benefit commencement date, the earlier election shall be deemed annulled, provided, however, that any such subsequent election shall be subject to the spousal consent requirements described above unless the spouse has duly waived his or her right to consent. Notwithstanding the foregoing, the Committee may provide the written explanation described above to the Participant after his benefit commencement date. However, the Participant’s applicable election period shall not end before the 30th day after the date on which such explanation is provided.
(3)	Distribution of Small Amounts. Notwithstanding the preceding provisions of this Section 6.04(e), a Participant’s benefits hereunder shall in all events be paid in a lump sum, without the consent of the Participant, if the value of said benefits does not exceed $5,000. If a Participant is entitled to receive a lump sum distribution in accordance with the provisions of this paragraph (3) that is greater than one thousand dollars ($1,000), and does not require the consent of the Participant, and such Participant either (i) does not elect to have such distribution transferred in a direct rollover pursuant to the provisions of Section 6.04(f), or (ii) does not elect to receive such distribution directly, then such distribution shall be transferred in a direct rollover to an individual retirement plan designated by the Committee.
In addition, notwithstanding the preceding provisions of this Section 6.04, Participants who are ANG Employees with account balances transferred from the SEC Plan may elect to receive distribution of their benefits (i) in monthly installments over a period equal to the shorter of one hundred twenty (120) months or the applicable life expectancy of the Participant or the Participant’s spouse, or (ii) in installment payments of a fixed amount, such payments to be made until exhaustion of the Participant’s Account balances under the Plan.

(f)	Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 6.04(f), the following definitions shall apply.

(1)	“Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV), and (v) any in-service distribution made on account of hardship, if such hardship distributions are permitted under the Plan. After-tax contributions shall not be excluded from the definition of “eligible rollover distribution” pursuant to clause (iii) of the preceding sentence. However, any portion of an eligible rollover distribution attributable to after-tax contributions may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan describe in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)	“Eligible retirement plan” means any of the following that accepts the distributee’s eligible rollover distribution: An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. The foregoing definition of an “eligible retirement plan” also shall apply in the case of an eligible rollover distribution to the surviving spouse, or to the spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order.

(3)	“Distributee” means the Participant and, with respect to the interest of such spouse or former spouse, the Participant’s surviving spouse and the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(4)	“Direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.
(g)	Special Distribution Rules for MVG Participants.
(1)	Notwithstanding the preceding provisions of this Section 6.04, MVG Participants with account balances transferred from the MVG Non-Union Plan pursuant to Section 3.08 may elect, in addition to the lump sum distribution option, to receive distribution of their benefits by payment of the amount in single sums, on the dates and in the amounts selected by the Participant (subject to a minimum for any single distribution of one hundred dollars ($100.00). This provision shall not be construed to allow automatic installment distributions.
(2)	If the Participant’s interest is to be distributed in other than a lump sum, the minimum distribution rules set forth in Section 6.04(h) hereof shall apply on or after the Required Beginning Date.
(h)	Minimum Distribution Requirements
(1)	General Rules
(A)	Effective Date. The provisions of this Section 6.04(h) will apply for purposes of determining the minimum required distributions.

(B)	Precedence. The requirements of this Section 6.04(h) will take precedence over any inconsistent provisions of the Plan.

(C)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.04(h) will be determined and made in accordance with the Section 1.401(a)(9)-1 through 9 of the Treasury Regulations.
(2)	Time and Manner of Distribution
(A)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant, but before distributions to the surviving spouse begin, this Section 6.04(h)(2)(B), other than Section 6.04(h)(2)(B)(i) above, will apply as if the surviving spouse were the Participant.
For purposes of Section 6.04(h)(2)(B) above, and Section 6.04(h)(4), unless Section 6.04(h)(2)(B)(iv) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 6.04(h)(2)(B)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.04(h)(2)(B)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.04(h)(2)(B)(i) above), the date distributions are considered to begin is the date distributions actually commence.

(C)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.04(h)(3) and (4). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations issued thereunder.
(3)	Minimum Required Distribution During Participant’s Lifetime
(A)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(i)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
(B)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Minimum required distributions will be determined under this Section 6.04(h)(3) beginning with the first Distribution Calendar

Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
(4)	Minimum Required Distributions After Participant’s Death
(A)	Death on or after date distributions begin.
(i)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
(I)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year,

(II)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(III)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	Death before date distributions begin
(i)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.04(h)(4)(A) above.

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and if the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.04(h)(2)(B)(i), this Section 6.04(h)(4)(B) will apply as if the surviving spouse were the Participant.
(5)	For purposes of this Section 6.04(h), the following terms shall have the following meanings;
(A)	“Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 6.05 of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(B)	“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required, For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.04(h)(2)(B) above. The minimum required distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The minimum required distribution for other Distribution Calendar Years, including the minimum required distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(C)	“Life Expectancy” shall mean the Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(D)	“Participant’s Account Balance” shall mean the balances in the Participant’s various accounts under the Plan as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”) increased by the amount of any contributions made and allocated or any forfeitures allocated to the account balances as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balances for the valuation calendar year include any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(E)	“Required Beginning Date” shall mean the date specified in Section 6.04(b)(2) of the Plan.
6.05	Designation of Beneficiary

Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits will be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be on a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. Except as otherwise provided below, the revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

If a Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant’s benefits, the Committee shall direct the Trustee to distribute such Participant’s benefits (or the balance thereof) to his surviving spouse or, if he has no surviving spouse, to his children, if any, per stirpes, or, if he has no children, to his estate.

Notwithstanding any provision to the contrary herein contained, the designation by a married Participant of a Beneficiary other than his spouse shall require the written and notarized consent of such spouse. The consent must name the designated Beneficiary or Beneficiaries who are to be the recipients) of the Participant’s benefits. The spouse’s consent must acknowledge the effect of the election and be witnessed by a notary public.

6.06	In-Service Withdrawals
(a)	From Salary Reduction Contribution Account and Safeharbor Matching Contribution Account. No amounts may be withdrawn by a Participant from his Salary Reduction Contribution Account or his Safeharbor Matching Contribution Account prior to termination of employment with the Employers except in accordance with the following:
(1)	If the Participant elects a withdrawal from his Salary Reduction Contribution Account prior to the date on which he attains age 59-1/2, such withdrawal (i) may not include any earnings accrued after 1988 and (ii) will require the consent of the Committee. Such consent shall be given only if the Participant is able to demonstrate financial hardship. The Committee will determine that the Participant has properly demonstrated financial hardship only if the Participant demonstrates that the purpose of the withdrawal is to meet immediate and heavy financial needs, the amount of the withdrawal does not exceed such financial needs, and the amount of the withdrawal is not reasonably available from other resources. The Participant will be considered as having demonstrated that the purpose of the withdrawal is to meet his immediate and heavy financial needs only if he represents that the distribution is on account of:
(a)	medical expenses (as described in Code Section 213(d)) incurred by the Participant, his spouse or any of his dependents;

(b)	the Purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	the payment of tuition and room and board for the next twelve (12) months of post- secondary education for the Participant, the Participant’s spouse, children or dependents; or

(d)	imminent threat of foreclosure on the mortgage of the Participant’s principal residence.
Moreover, the Participant will be considered as having demonstrated that the amount of the withdrawal is unavailable from his other resources and in an amount not in excess of that necessary to satisfy his immediate and heavy financial needs only if each of the following requirements is satisfied:
(a)	the Participant represents that the distribution is not in excess of the amount of his immediate and heavy financial needs, and

(b)	the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to him under all plans currently maintained by the Employers, including electing to receive all dividends to the extent currently available under Section 7.02(i) hereof.
In the event of any withdrawal by a Participant pursuant to this Section 6.01(a)(1), such withdrawal shall terminate such Participant’s Salary Reduction Contributions under Section 4.01 and his right to make contributions under all other employee plans maintained by the Employer until the first day of the first payroll period which commences at least six (6) months following the receipt of such withdrawal. Withdrawal elections under this Section 6.01(a)(1) maybe made at any time but not more frequently than once each calendar year.

(2)	Withdrawals made from a Participant’s Safeharbor Matching Contribution Account may not occur on account of financial hardship.

(3)	If the Participant elects a withdrawal on or after the date on which he attains age 59-1/2, such a withdrawal will not require the consent of the Committee.

(4)	Any withdrawal by a Participant may not exceed the balance then credited to his Salary Reduction Contribution Account and/or Safeharbor Matching Contribution Account. All withdrawal elections shall be made by a Participant on written forms supplied by the Committee for that purpose.
(b)	From Employer Contribution and Matching Contribution Accounts. On any January 1, a Participant may elect to withdraw any amount allocated to his Employer Contribution Account, but with respect to the amounts in such Account, other than amounts attributable to rollover contributions, such withdrawal is permitted only to the extent that such amounts were allocated and paid to such Account under this Plan or the Prior Plan at least two (2) years prior to withdrawal. A Participant may withdraw any amount allocated to his Employer Contribution Account and may withdraw any amount allocated to his Matching Contribution Account, if any, at any time if such Participant properly demonstrates a financial hardship as described in Section 6.06(a)(1) hereof, or after the Participant attains age 59-1/2. A Participant shall not cease to be a Participant under the Plan solely because a distribution is made to such Participant pursuant to this Section 6.06(b). Withdrawal elections shall be made by the Participant on written forms provided by the Committee for that purpose.

(c)	Section 6.04 to Apply. All withdrawals under this Section 6.06 shall be made in accordance with the provisions of Section 6.04 hereof, relating to the form of payment. The Committee shall advise any Participant who elects a withdrawal prior to his attainment of age 59-1/2 of the potential imposition of the additional income tax described in Section 6.04(c) hereof.
ARTICLE VII.
TRUST FUND AND TRUSTEE
7.01	In General

All contributions under this Plan shall be paid to the Trustees and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employers and shall not revert or inure to the benefit of any Employer. Notwithstanding anything herein to the contrary and pursuant to ERISA Section 403(c)(2), upon an Employer’s request, a contribution which was made by an Employer to the Plan by a mistake of fact or conditioned upon the deductibility of the contribution under Code Section 404, shall be returned to the Employer within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. It is hereby acknowledged that all contributions hereunder are expressly conditioned on the deductibility of such contributions. The earnings attributable to any amount to be returned pursuant to this Section may not be distributed to the Employer, but losses attributable thereto must reduce the amount to be returned to the Employer.

7.02	Investment of the Trust Fund
(a)	There are two portions of the Plan: One portion, consisting of all of the Plan’s investments at any time and from time to time in Company Stock, is specifically designated as an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7) and is referred to in the Plan as the “ESOP portion”; the other portion, consisting of the Plan’s investments at anytime and from time to time in any investment other than Company Stock (including, but not limited to investments in any Diversified Fund, as defined in Section 7.05(b) hereof), is referred to in the Plan as the “Non-ESOP portion.” If and to the extent a Participant’s accounts are invested at any time and from time to time in Company Stock, then that portion of such accounts shall constitute the ESOP portion, and to the extent a Participant’s accounts are invested at any time and from time to time in investments other than Company Stock, that portion of such accounts shall constitute the Non-ESOP portion. Accordingly, and subject to the provisions of Sections 7.02(i) and (k) and Sections 7.04 and 7.05 hereof, the Trustee shall invest the ESOP portion of the Trust Fund in Company Stock. The Trustee may use the funds contributed by an Employer to purchase Company Stock from the Company or from any shareholder of the Company at a price to be determined in accordance with Section 7.02(e) below. Such stock may be treasury stock which has been purchased by the Company or it may be stock which has been authorized but never issued by the Company. The Trustee shall invest the Non-ESOP portion of the Trust Fund in common stocks of other corporations, preferred stocks, bonds, debentures, mortgages, notes, investment trust shares or in any other property, real or personal. The Trustee may invest any part of the Non-ESOP portion of the Trust Fund in a common trust fund maintained by any state or national bank or trust company in Texas or any other state of the United States specifically for investments by qualified employee benefit trusts or in shares of a registered investment company, including, but not limited to mutual funds, provided that such shares constitute securities described in ERISA Section 401(b)(1). The Trustee shall be obliged only to use good faith and to exercise its honest judgment as to what investments in the Non-ESOP portion of the Plan are from time to time for the best interest of the Trust Fund and those entitled to benefit hereunder. Furthermore, the Trustee may hold any portion of the Trust Fund in cash and uninvested whenever it deems such holding necessary or advisable.
(b)	The Trustee may enter into a stock purchase agreement with one or more shareholders of the Company under which the Trust has the option (but is not bound) to purchase all or a portion of the shares of Company Stock owned by such shareholder or shareholders immediately, from time to time, or upon the death of such shareholder or shareholders. The Trustee, however, may not obligate the Trust to purchase Company Stock at a definite price at some indefinite time in the future or upon the happening of an event, such as death. In order to provide for the funding of any such purchase of shares of Company Stock from the estate of a deceased shareholder, the Trustee may apply for and pay premiums on contracts of insurance on the life of such shareholder for the benefit of the Trust Fund as a whole. Further, the Trustee shall have the power to invest in life insurance on the lives of Employees, and on any other person in whom an Employer or the Trustee has an insurable interest. Such life insurance contracts on Employees and on such persons shall be held by the Trustee for the benefit of the Trust Fund as a whole.

(c)	All life insurance contracts held by the Trustee for the benefit of the Trust Fund as a whole shall be treated as investments of the Trust Fund. Their cash value shall be used in valuing the Trust Fund, and all premiums paid thereon by the Trustee shall be charged to the Trust Fund. All dividends, death benefits, and other payments actually received by the Trustee on account of such contracts shall be credited to the Trust Fund the same as proceeds derived from the sale of an asset held hereunder.

(d)	The Trustee shall be the sole owner of all life insurance contracts held hereunder and shall take such action with respect thereto as it deems necessary or proper. The Trustee may pay the net premium due on any contract by applying an available dividend to the reduction of the premium
(e)	If Company Stock is readily tradable on an established securities market, the price to be paid by the Trustee for such Company Stock (whether purchased from the Company, from a shareholder of the Company, or on the open market) shall be equal to its public trading price as determined at the time of each such purchase. If Company Stock is not, or ceases to be, readily tradable on an established securities market, the price to be paid by the Trustee for Company Stock shall be determined by appraisal each year by an independent, qualified financial analyst or consultant who shall determine the current fair market value of such Company Stock. Notwithstanding the foregoing, in the event that it is finally determined in a court of law or by an agreement among the Trustee, the Company and the Internal Revenue Service that the purchase price paid by the Trust for the purchase of any Company Stock is greater than the current fair market value of such Company Stock at the time of the purchase, then, in that event, said purchase price shall be considered to have been retroactively reduced to the actual fair market value as determined by such court or by such agreement with the Internal Revenue Service, and any party who has sold Company Stock to the Trust shall be required to remit so much of the funds received by such party in payment for such shares as is necessary to adjust the price paid by the Trust for such shares to the adjusted fair market value of such shares at the date of such sale to the Trust as determined by such court of law or agreement with the Internal Revenue Service. Any major shareholder of the Company wishing to sell his shares to the Trust shall, prior to any such sale, be required to execute an agreement with the Trust to remit to the Trust any such excess payments received by such person from the Trust on account of his sale of Company Stock to the Trust.
(f)	Notwithstanding the provisions of Section 7.02(e), above, the Trustee may purchase Company Stock at a price lower than that determined in accordance with the provisions of Section 7.02(e) from any source whatsoever, except that the Trustee shall not purchase Company Stock from Participants hereunder for less than the fair market value of such Company Stock.
(g)	So long as Company Stock is publicly traded, each Participant or Beneficiary in the Plan shall have the right to direct the Trustee as to the manner in which voting rights with respect to any such Company Stock allocated to his accounts are to be exercised and, to the extent that such Company Stock is attributable to the Participant’s investment direction under Section 7.05(a) hereof, shall have the right (“tender rights”) to instruct the Trustee whether or not to tender, exchange, sell or otherwise dispose of Company Stock in the event of a tender offer, exchange offer or other offer for Company Stock (“Offer”). If Company Stock is not, or ceases to be, publicly traded, then normally the Trustee will have the right to vote all of such Stock then held by the Trustee hereof, provided, however, that each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which the voting rights under any Company Stock which is allocated to his accounts are to be exercised with respect to any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of an Employer’s assets or such similar transaction as the Secretary of the Treasury may prescribe in regulations, provided, further, that each such Participant or Beneficiary shall be entitled to cast one vote on a given transaction described above, and the Trustee shall be required to vote the Company Stock allocated to such accounts in proportion to the results of the votes cast on the transaction by the Participants or Beneficiaries. Whenever a Participant or Beneficiary has voting rights or tender rights hereunder, the Trustee shall give written notice of such impending vote or Offer as soon as practicable after receiving notice thereof, which notice shall explain the matter to be decided or the Offer and provide each Participant or Beneficiary with a ballot to indicate his vote on such matter or a form for exercising his tender right, as the case may be. If any Participant or Beneficiary fails to notify the Trustee in writing of the manner in which such Participant or Beneficiary desires for his vote or tender rights to be exercised, then the Trustee shall exercise the voting or tender rights with respect to such stock in accordance with its best judgment, taking into account instructions from the Committee. Any Company Stock which has not been allocated to the accounts of the Participants or Beneficiaries shall be voted by the Trustee in accordance with its best judgment, taking into account instructions from the Committee. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the voting or tender rights exercised by Participants, such that the Participants’ directions will be held in confidence and not divulged or released to any Employer or any director, officer, employee or agent of an Employer, it being the intent of this provision of this Section to ensure that the Employers (and their directors, officers, employees and agents) cannot determine the direction given by any Participant.
(h)	Subject to the provisions of Sections 7.02(i) and (k) and Sections 7.04 and 7.05 hereof, any cash received by the Trustee shall be invested by the Trustee in Company Stock. Pending such investment of cash, the Trustee may retain, cash uninvested without liability for interest, or may invest all or any part thereof in securities issued or guaranteed by the United States of America, certificates of deposit of national banks, commercial notes, bonds, equity securities of other corporations traded on any Exchange or in any other investment authorized in Section 7.02(a), above.
(i)	Subject to the provisions of Section 7.02(k) and Sections 7.04 and 7.05 hereof, all dividends, income and other property received by the Trustee shall, to the extent practicable, be converted by the Trustee into cash and invested in Company Stock, provided, however, that the Board of Directors of the Company may, in its sole discretion and as of the date of declaration of any dividend paid with respect to Company Stock held in the ESOP portion of the Trust Fund, direct the Trustee (i) to apply such dividend to the repayment of an Exempt Loan or (ii) at the election of the person then with an account under the ESOP portion of the Plan either (A) to distribute such dividend to each person then with an account hereunder in accordance with the ratio of the balance of shares of Company Stock in such person’s accounts (as of the date of declaration of such dividend) to such share balance in all such accounts (as of such date of declaration), or (B) to pay such dividend to the ESOP portion of the Plan to be reinvested in Company Stock for the benefit of such person’s accounts.

The dividend election provided for in the preceding paragraph may be made at any time during the period beginning on the first business day on or after the dividend record date and ending at the time specified by the Committee on the last business day preceding the dividend payout date. Any dividend election made hereunder shall remain in effect until subsequently changed in accordance with the provisions of this Section. If an individual entitled to make an election hereunder fails to make such an election, and no previous election has been made by such individual, he or she shall be deemed to have elected to have such dividend paid to the ESOP portion of the Plan to be reinvested in Company Stock for the benefit of such person’s accounts.

If a currently employed Participant elects to receive payment of a dividend in cash, such payment shall be made either (a) directly to the Participant by his Employer, or (b) directly to the Participant by the Company’s stock registrar. To the extent that a dividend is paid to a Participant (or, if applicable, his Beneficiary) who is not actively employed by an Employer, such payment shall be made to the Participant either (a) directly to the Participant by his Employer, or (b) directly to the Participant by the Company’s stock registrar.
(j)	At least once a Year the Committee shall furnish each Participant with a statement showing the status of his accounts as of the close of the preceding Year, including the share of the cost (including brokerage commissions, transfer taxes, and other incidental expenses) properly allocable to his accounts, of any Company Stock in the ESOP portion of the Plan acquired by purchase during that Year.

(k)	The Trustee may borrow reasonable sums of money for the purchase of Company Stock for the ESOP portion of the accounts of Participants on such terms as the Trustee shall deem reasonable, provided that the proceeds of such loans shall be used solely for the purchase of Company Stock. Any such loan which is an Exempt Loan shall be subject to the following terms and conditions:
(1)	The Trustee shall use the proceeds of the loan within a reasonable time after receipt only for any or all of the following purposes: (i) to acquire Company Stock; (ii) to repay such loan; or (iii) to repay a prior Exempt Loan. Except as provided under Article XIII of the Plan, no Loan Securities may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from this Plan, whether or not the ESOP portion of this Plan is then an employee stock ownership plan.

(2)	The interest rate of the loan shall not be in excess of a reasonable rate of interest.

(3)	The Trustee shall give as collateral only Company Stock, which (i) is acquired with the proceeds of the loan, or (ii) was used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(4)	The creditor shall have no recourse against the Trust under the loan except with respect to the collateral given for the loan, contributions (other than contributions of Company Stock) that the Employers make to the Trust to enable it to meet its obligations under the loan, and earnings attributable to such collateral (including, if applicable, dividends paid with respect to Company Stock given as collateral) or to the investment of such contributions. The payments made with respect to an Exempt Loan by the Trust during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Year less such payments in prior years. The Trustee must account separately for such contributions and earnings on the books of account of the Trust until the loan is repaid.

(5)	The Employers must contribute to the Trust amounts which, after application of any earnings attributable to collateral in accordance with Section 7.02(k)(4), above, will be sufficient to pay each installment of principal and interest on the loan on or before the date such installment is due, even if no tax benefits result from such contributions. All Employer contributions shall be applied first to the payment of such installments of principal and interest.

(6)	In the event of default upon the loan, the value of Trust assets transferred in satisfaction of the loan must not exceed the amount of the default, and if the lender is a “disqualified person” (as defined in Code Section 4975(e)(2)), the loan must provide for a transfer of Trust assets upon default only upon and to the extent of the failure of the Trust to meet the payment schedule of the loan. For these purposes, the making of a guarantee does not make a person a lender.
(7)	The Trustee must add to and maintain all assets acquired with the proceeds of an Exempt Loan in a Suspense Account. In withdrawing assets from the Suspense Account, the Trustee shall apply the applicable provisions of Treasury Regulation § 54.4975-7(b) as if all securities in the Suspense Account were encumbered. Upon the payment of any portion of the loan, the Trustee shall effect the release of assets in the Suspense Account from encumbrances. For each Plan Year during the duration of the loan, the number of encumbered Loan Securities released must equal the number of encumbered Loan Securities held immediately before the release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal. If the interest rate under the loan is variable, the interest must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one (1) class of Company Stock, the number of each class to be released for a Plan Year must be determined by applying the same fraction to each class. The Trustee shall allocate assets withdrawn from the Suspense Account to the accounts of Participants who otherwise share in the allocation of the Employer’s contributions for the Plan Year for which the Trustee has paid the portion of the loan resulting in the release of assets. The Trustee shall consistently make this allocation as of the Valuation Date on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

(8)	The loan must be for a specific term and may not be payable at the demand of any person except in the case of default.

(9)	The Trustee shall value the Trust Fund as of each Valuation Date to determine the fair market value of each Participant’s benefit in the Trust, and the Trustee shall value the Trust Fund on such other date(s) as may be necessary for such purpose.

(10)	Dividends or other earnings attributable to Company Stock held in a Suspense Account described in Section 7.02(k)(7), above, shall be allocated as of each Valuation Date in the same manner as that described in Section 5.02(d) hereof, except to the extent that such earnings are to be used in repayment of an Exempt Loan pursuant to Section 7.02(k)(4), above, and Section 7.02(i).
(1)	Notwithstanding any provision to the contrary herein contained, to the extent that the accounts of a Participant who was included under the provisions of the Prior Plan as in effect prior to January 1, 1999, had been invested in the Fixed Income Fund described in such provisions, such accounts shall continue to be so invested; provided, however, that (i) such Fixed Income Fund has been merged into a fixed income fund established as part of the Diversified Fund described in Section 7.05 hereof and (ii) the Participant has the right to elect that such accounts be invested in other funds constituting the Diversified Fund, all in accordance with procedures established by the Committee pursuant to such Section 7.05.

7.03	The Trustee
(a)	The Trustee shall maintain adequate books and records reflecting all transactions affecting the Trust Fund, which books and records shall be open at all times to the inspection of the Employers and the Committee or their authorized representatives. Furthermore, the Trustee shall furnish the Committee, at least annually, statements showing the assets then held in the Trust Fund since the last preceding statement. Each such statement shall be conclusive and final as between the Trustee and all interested parties unless the Committee delivers written objections thereto to the Trustee within sixty (60) days after receipt of such statement.

(b)	The Company may remove the Trustee at any time by giving sixty (60) days written notice to such Trustee, and the Trustee may resign at any time by giving sixty (60) days written notice to the Company. In the event of the removal or resignation of the Trustee, the Company shall appoint a successor Trustee. The receipt by such successor Trustee of all securities, property and money then held hereunder shall be a full and complete acquittance and discharge of the Trustee which has been removed or resigned.

(c)	The Trustee may rely upon any notice, certificate, letter, telegram or other paper or document believed by it to be sufficient in making any payment or in taking any action whatsoever hereunder.

(d)	The Trustee shall be required to comply with the fiduciary bonding requirements of ERISA, but only to the extent required by ERISA Section 412.

(e)	The Trustee shall be paid reasonable compensation commensurate with the services and responsibilities involved hereunder from time to time. The Employers shall pay the Trustee’s compensation; but, if not so paid, the Trustee may pay itself from the Trust Fund. The provisions of this Section 7.03(e) shall not apply to any period during which the Trust Committee is serving as the Trustee hereunder.

(f)	The Trustee may employ counsel, brokers or agents and may pay for their services and any other reasonable expenses incurred by the Trustee on behalf of the Trust from the Trust Fund if such expenses are not paid by the Employers. All costs of administration incurred by the Trustee shall be paid by the Employers.

(g)	Whenever and as often as the Trustee deems such action desirable, it may by written instrument appoint any person or corporation in any state of the United States to act as ancillary trustee with respect to any portion of the trust assets then held or about to be acquired on behalf of the Trust. Each ancillary trustee shall have such rights, powers, duties and discretions as are delegated to it by the Trustee, but shall exercise the same subject to the limitations or further directions of the Trustee as shall be specified in the instrument evidencing its appointment. The ancillary trustee may resign or may be removed by the Trustee, as to all or any portion of the assets so held at any time or from time to time, by written instrument delivered one to the other, and the Trustee may thereupon appoint another ancillary trustee or successor to whom the assets shall be transferred, or may itself receive such assets in termination of the ancillary trusteeship to that extent. Such ancillary trustee shall be accountable solely to the Trustee and shall be entitled to reasonable compensation.

(h)	In addition to the powers granted to the Trustee by law and those granted elsewhere in this Plan, and except as otherwise provided in Section 7.02 hereof, the Trustee shall have the following powers:
(1)	With respect to securities held hereunder, the Trustee may vote the same in person or by proxy, may join in any merger, reorganization, or capital adjustment, may exercise or sell any conversion, subscription or similar rights, and may hold any assets hereunder in the name of the Trust.

(2)	The Trustee may sell, convey, exchange, encumber, lease and otherwise deal with and dispose of the assets in the Trust Fund upon such terms and conditions as it deems for the best interest of those interested in the Trust Fund.

(3)	The Trustee may execute any and all deeds, conveyances, leases, transfers, proxies and other documents which it believes necessary or advisable in the administration of the Trust Fund.

(4)	The Trustee may pay or contest any tax or other governmental charge involving any assets held hereunder or the income therefrom and may pay any taxes and expenses thus incurred as an expense of the Trust Fund.

(5)	The Trustee may execute receipts, releases, changes of beneficiary and any other papers or documents relating to any insurance contracts held hereunder and may exercise any and all rights, options and privileges available under such contracts.
(i)	Although it is intended that the foregoing powers of the Trustee be applicable hereunder, it is also intended that all provisions of the Texas Trust Act, and any amendments thereto, not inconsistent with the above enumerated powers or other provisions of this Plan, shall be applicable in the administration of this Trust.
7.04	Diversification Requirements
(a)	In General. Notwithstanding the preceding provisions of this Article VII, a Qualified Participant may, during each Election Period occurring within his Qualified Election Period, elect that a part of the ESOP portion of his aggregate account balances (with such balances determined as of the beginning of each Election Period) be alternatively invested pursuant to Section 7.05 hereof in the Diversified Funds described in such section. The amount of the ESOP portion of the Qualified Participant’s aggregate account balances available for such alternative investment shall be one hundred percent (100%) of such aggregate balances consisting of Company Stock acquired after 1986, reduced by amounts previously so invested, either pursuant to this Section or Section 7.05 hereof.

In lieu of permitting investment in such Diversified Fund and notwithstanding the provisions of Section 6.06(a)(1) or (b) hereof or any other provision to the contrary herein contained, the Committee, in its sole discretion, may distribute to the Qualified Participant an amount equal to the amount for which the Qualified Participant elected such alternative investment.

(b)	Definitions. For purposes of this Section 7.04, the following terms shall have the following respective meanings:

(1)	“Qualified Participant” shall mean each Participant who has attained the age of fifty-five (55) years.

(2)	“Qualified Election Period” shall mean with respect to a Qualified Participant, any Plan Year beginning with the Plan Year in which the Participant first became a Qualified Participant.

(3)	“Election Period” shall mean the ninety (90)-day period immediately following the close of each Plan Year in the Qualified Election Period.
7.05	Diversification Option
(a)	In General. Notwithstanding the preceding provisions of this Article VII, prior to April 1, 2005, a Participant or Beneficiary shall have the right, in accordance with the provisions of this Section 7.05, to direct the Trustee as to the investment of (i) his Salary Reduction Contribution Account, (ii) any rollover contributions, any amounts in his United Cities Plan employer matching contribution subaccount pursuant to Section 3.05(b)(2) hereof other than amounts attributable to United Cities Plan additional matching contributions (the “United Cities Plan Matching Subaccount”), any amounts in his SEC Plan rollover contribution subaccount and SEC Plan employer matching contribution subaccount pursuant to Section 3.06(b)(3) and Section 3.06(b)(4) hereof (the “SEC Plan Rollover and Matching Subaccounts”), and any amounts in his MVG Non-Union Plan subaccount pursuant to Section 3.08(a)(2) and/or his MVG Union Plan subaccount pursuant to Section 4.07(c) (the “MVG Plan Matching Subaccounts”) held in his Employer Contribution Account, and (iii) any amounts in his Employee Contribution Account attributable to SEC Plan after-tax contributions pursuant to Section 3.06(b)(2) hereof (the “SEC Plan Employee Contribution Account”) either in the ESOP portion of the Plan, or in the Non-ESOP portion of the Plan which consists of various investment media comprising a Diversified Fund. In addition, a Participant or Beneficiary shall have the right, as of any Valuation Date, in accordance with the provisions of this Section 7.05, to direct the Trustee to reinvest, in the Non-ESOP portion of the Plan, any amount invested in Company Stock in the ESOP portion of the Plan. Such investment directions shall be made in accordance with procedures established by the Committee and the requirements of Department of Labor Regulations § 2550.404c-1(b)(2)(i)(A), or any successor thereto. Should a Participant or Beneficiary fail to provide the Trustee with the investment directions described herein as to any Salary Reduction Contribution or rollover contribution or amounts in his United Cities Plan Matching Subaccount, amounts in his SEC Plan Rollover and Matching Subaccounts, if any, amounts in his MVG Plan Matching Subaccounts, if any, and amounts in his SEC Plan Employee Contribution Account, if any, such contribution or amount shall be invested in the Diversified Fund which constitutes a balanced fund of equity and fixed income, as selected by the Trustee. The Trustee may decline to implement instructions by a Participant or Beneficiary which (i) would result in a prohibited transaction described in Code Section 4975 or ERISA Section 406 and which would generate income that would be taxable to the Plan, or (ii) are described in Department of Labor Regulations § 2550.404c-1(d)(2)(ii), or any successor thereto.

From and after April 1, 2005, a Participant or Beneficiary shall have the right, in accordance with the provisions of this Section 7.05, to direct the Trustee as to the investment of (i) his Salary Reduction Contribution Account, (ii) any amounts held in his Employer Contribution Account, and (iii) any amounts in his Employee Contribution Account either in the ESOP portion of the Plan, or in the Non-ESOP portion of the Plan which consists of various investment media comprising a Diversified Fund. In addition, a Participant or Beneficiary shall have the right, as of any Valuation Date, in accordance with the provisions of this Section 7.05, to direct the Trustee to reinvest, in the Non-ESOP portion of the Plan, any amount invested in Company Stock in the ESOP portion of the Plan. Such investment directions shall be made in accordance with procedures established by the Committee and the requirements of Department of Labor Regulations § 2550.404c-1(b)(2)(i)(A), or any successor thereto. Should a Participant or Beneficiary fail to provide the Trustee with the investment directions described herein as to any Salary Reduction Contribution, or rollover contribution, or other amounts (other than Discretionary Contributions) deposited in his Employer Contribution Account, or amounts deposited in his Employee Contribution Account, if any, such contribution or amount deposited shall be invested in the Diversified Fund which constitutes a balanced fund of equity and fixed income, as selected by the Trustee. The Trustee may decline to implement instructions by a Participant or Beneficiary which (i) would result in a prohibited transaction described in Code Section 4975 or ERISA Section 406 and which would generate income that would be taxable to the Plan, or (ii) are described in Department of Labor Regulations § 2550.404c-1(d)(2)(ii), or any successor thereto.
(b)	Diversified Fund. The “Diversified Fund” is an investment fund, managed by one or more individuals or entities who qualify, with respect to the Plan, as an “investment manager” within the meaning of ERISA Section 3(38), consisting of a fixed income fund and such other fund or funds as may be selected from time to time by the Committee.

(c)	Limitation. It is expressly understood that the only amounts eligible for investment hereunder in the Diversified Fund are the amounts described in this Section and in Section 7.04 hereof.

(d)	Entergy Stock Fund. Notwithstanding the foregoing provisions of this Section 7.05, a Participant for whom amounts are invested in the Entergy Stock Fund provided for under Section 3.06(b)(5) may direct that all or any portion of such amounts be invested in a Diversified Fund or in Company Stock in accordance with the procedures established by the Committee; however, no additional amounts may be invested in the Entergy Stock Fund.

(e)	Citizens Stock Fund. Notwithstanding the foregoing provisions of this Section 7.05, a Participant for whom amounts are invested in the Citizens Stock Fund provided for under Section 3.07(b) may direct that all or any portion of such amounts be invested in a Diversified Fund or in Company Stock in accordance with the procedures established by the Committee; however, no additional amounts may be invested in the Citizens Stock Fund.

(f)	TXU Stock Fund. Notwithstanding the foregoing provisions of this Section 7.05, a Participant for whom amounts are invested in the TXU Stock Fund provided for under Section 3.09(a) may direct that all or any portion of such amounts be invested in a Diversified Fund or in Company Stock in accordance with the procedures established by the Committee; however, no additional amounts may be invested in the TXU Stock Fund.
7.06	Participant Loans
(a)	General. The Committee may, but is not required to, adopt a written loan policy which authorizes the Trustee to make loans on a nondiscriminatory basis to Participants and/or Beneficiaries, provided that the loan policy satisfies the requirements listed below:

(1)	loans must be available to all Participants and Beneficiaries on a reasonably equivalent basis and must not be available in a greater amount to Participants who are Highly Compensated Employees than to other Participants;

(2)	each loan must be adequately secured and bear a reasonable rate of interest;

(3)	each loan must provide for repayment within a specified time;

(4)	the default provisions of the promissory note which evidences each loan must prohibit offset of the Participant’s account balance under this Plan prior to the time that the Participant has a Severance From Service or the Trustee otherwise would distribute the Participant’s account balance under the Plan;

(5)	the amount of the loan(s) must not exceed (at the time that the Plan extends the loan) one-half of the present value of the Participant’s (or Beneficiary’s) account balance;

(6)	the loan must otherwise conform to the exemption requirements of Code Section 4975(d)(1); and

(7)	if the joint and survivor requirements of Code Section 401(a)(11) apply to a Participant, the Participant must not be permitted to pledge any portion of his account balance as security for a loan unless, within the 90-day period ending on the date that the pledge becomes effective, the Participant’s spouse, if any, consents (in a manner described in Section 6.05) to such pledge.
(b)	Loan Policy. If the Committee adopts a loan policy, pursuant to Section 7.06(a) above, the loan policy must be a written document and must include the following:
(1)	the identify of the person or positions authorized to administer the participant loan program;

(2)	a procedure for applying for the loan;

(3)	the criteria for approving or denying a loan;

(4)	the limitations, if any, on the types and amounts of loans available;

(5)	the procedure for determining a reasonable rate of interest;

(6)	the types of collateral which may secure the loan; and

(7)	the events constituting default and the steps the Plan will take to preserve plan assets in the event of default.
This Section 7.06(b) is deemed hereby specifically to incorporate any written loan policy adopted by the Committee as part of the Plan.

(c)	Special Rules under USERRA for Loan Repayments. Loan repayments will be suspended under this Plan, as permitted under Code Section 414(u)(4), on behalf of those Participants who are on an authorized leave of absence pursuant to qualified military service.
ARTICLE VIII.
ADMINISTRATION
8.01	Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration

The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. The Employers shall have the sole responsibility for making the contributions provided for under Article IV. In addition, the Company shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate, in whole or in part, this Plan. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan. The Trustee shall have responsibility for the administration of the Trust and the management of the assets held under the Trust to the extent provided in Article VII hereof. Each Fiduciary warrants that any directions given, information furnished, or actions taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

8.02	Appointment of Committee

Prior to February 9, 2005, the Plan shall be administered by a Retirement Savings Committee (the “Committee”) consisting of at least three persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. From and after February 9, 2005, the Plan shall be administered by the Qualified Retirement Plans and Trusts Committee (the “Committee”) appointed to administer the Plan. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employers, and any expenses not paid by the Employers shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee. The Committee may name an individual to oversee the day-to-day operations of the Plan. Such individual shall have discretionary authority over the operation of the Plan. Such individual shall be a Fiduciary for purposes of Plan administration.

8.03	Claims Procedure

All claims for benefits under the Plan shall be in writing and shall be submitted to the Committee. If any application for payment of a benefit under the Plan shall be denied, the Committee shall notify the claimant within 90 days of such application setting forth the specific reasons therefor and shall afford such claimant a reasonable opportunity for a full and far review of the decision denying his claim If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written notice of the extension prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision.

Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:
(a)	reference to pertinent provisions of the Plan;

(b)	such additional information as may be relevant to the denial of the claim;

(c)	an explanation of the claims review procedure; and

(d)	notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.
Within 60 days following notice of denial of his claim, upon written request made by any claimant for a review of such denial to the Committee, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.
8.04	Records and Reports

The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants’ Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan, notifications to Participants, annual registration with the Internal Revenue Service, and annual reports to the U.S. Department of Labor.

8.05	Other Committee Powers and Duties

The Committee shall have such duties and powers as may be necessary to discharge its responsibilities hereunder, including, but not by way of limitation, the following:
(a)	to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)	to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(c)	to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(d)	to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

(e)	to furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(f)	to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee; and

(g)	to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

(h)	to take such actions as may be necessary to comply in all respects with the requirements of ERISA Section 404(c) and the regulations thereunder.
The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits, provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.
8.06	Rules and Decisions

The Committee may adopt such rules as it deems necessary, desirable or appropriate. Except as otherwise herein expressly provided, the Committee shall have the exclusive right and discretionary authority, to the fullest extent provided by law, to interpret the Plan and decide any matters arising hereunder in the administration and operation of the Plan, and any interpretations or decisions so made will be conclusive and binding on all persons having an interest in the Plan; provided, however, that all such interpretations and decisions will be applied in a uniform and nondiscriminatory manner to all Employees. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employers, the legal counsel of the Employers, or the Trustee.

8.07	Committee Procedures

The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employers or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employers and the Trustee, shall not be responsible for any such action or failure to act.

8.08	Authorization of Benefit Payments

The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

8.09	Application and Forms for Benefits

The Committee may require a Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant’s current mailing address. The failure by a Participant to file a claim for benefits will not result in the forfeiture of any benefits which are otherwise nonforfeitable under this Plan.

8.10	Facility of Payment

Whenever, in the Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.11	Indemnification

The Employers shall indemnify and hold harmless each member of the Committee and any other individual Employee who is assigned administrative responsibilities in accordance with this Article against all loss, cost, expenses or damages, including attorneys’ fees and court costs: (a) occasioned by any act or omission to act in connection with the responsibility of such individual for the administration of this Plan; or (b) arising under or by virtue of the provisions of Part 4, Subtitle B, Title I of ERISA; provided, however, that the Employers shall not indemnify and hold harmless any such member against any loss, cost, expenses and damages occasioned by the gross negligence or willful misconduct of such member.

8.12	Unclaimed Benefits

During the time when a benefit hereunder is payable to any Participant or Beneficiary, the Committee, upon request by the Trustee, or at its own instance, shall mail by registered or certified mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within twelve (12) months from the mailing of such demand, then the Committee may, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be allocated to the accounts of eligible Participants as a discretionary Employer contribution for the Year within which such twelve (12)-month period ends in accordance with Section 5.02(c) hereof, but shall be subject to restoration through an Employer contribution if the lost Participant or Beneficiary later files a claim for such benefit.
ARTICLE IX.
MISCELLANEOUS
9.01	Plan Voluntary

Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of each Employer and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of any Employer. The Employers do not guarantee or promise to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for any such payment or benefit and shall not have any right, claim, or demand therefor against any Employer or any Affiliate, except as provided by Federal law. The Plan shall not be deemed to constitute a contract between any Employer or any Affiliate and any Employee or to be consideration for, or an inducement for, the employment of any Employee by any Employer or any Affiliate, Nothing contained in this Plan shall be construed as a contract of employment between any Employer or any Affiliate and any Employee, or as a right of any Employee to be continued in the employment of any Employer or any Affiliate, or as a limitation on the right of any Employer or any Affiliate to discharge any of its Employees, with or without cause.
9.02	Rights to Trust Assets

No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

9.03	Nonalienation of Benefits

Except as provided below, no Participant, Former Participant or Beneficiary shall have the right to anticipate, assign, alienate, charge, encumber, sell or transfer any benefit provided under the Plan and the Trustee will not recognize any anticipation, assignment, alienation, charge, sale or transfer. Furthermore, a benefit under the Plan shall not be subject to attachment, charge, encumbrance, garnishment, levy, execution or other legal or equitable process. The foregoing restrictions shall not apply in the following case(s):
(a)	Participant Loans. If a Participant, Former Participant or Beneficiary who has become entitled to receive payment of benefits under this Agreement is indebted to the Trustee by virtue of a participant loan the Committee may direct the Trustee to pay the indebtedness and charge it against the account balance of the Participant, Former Participant or Beneficiary.

(b)	Distributions Under Domestic Relations Orders. Nothing contained in this Plan prevents the Trustee, under the direction of the Committee, from complying with the provisions of a qualified domestic relations order, as defined in Code Section 414(p). A distribution to an “alternate payee” (as described in Code Section 414(p)) prior to the Participant’s attainment of his or her earliest retirement age is available only: (1) if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age. Nothing in this Section 9.03(b) gives a Participant the right to receive a distribution at a time otherwise not permitted under the Plan or permits the alternate payee to receive a form of payment not otherwise permitted under the Plan.

(c)	Distributions Under Certain Judgments and Settlements. Nothing contained in this Plan prevents the Trustee from complying with a judgment or settlement which requires the Trustee to reduce a Participant’s benefits under the Plan by an amount that the Participant is ordered or required to pay to the Plan if each of the following criteria are satisfied:
(1)	The order or requirement must arise:
(A)	under a judgment or conviction for a crime involving the Plan;

(B)	under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with an actual or alleged violation of Part 4 of Title I of ERISA; or

(C)	under a settlement agreement with either the Secretary of Labor or the Pension Benefit Guarantee Corporation and the Participant in connection with an actual or alleged violation of Part 4 of Title I of ERISA by a fiduciary or any other person.
(2)	The decree, judgment, order or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits under the Plan.

(3)	To the extent that (i) the survivor annuity requirements of Code Section 401(a)(11) apply to the portion of the Participant’s account balance which will be reduced or offset, and (ii) the Participant has a spouse at the time at which the reduction or offset is to be made:
(A)	(i) the spouse must consent to the reduction or offset in writing, as witnessed by a notary public or a plan representative, (ii) it must be established that such consent may not be obtained for any of the reasons outlined in Code Section 417(a)(2)(B), or (iii) the spouse must previously have executed an election to waive his or her right to a qualified joint and survivor annuity or a qualified preretirement annuity in accordance with the requirements of Code Section 417(a);

(B)	the decree, judgment, order or settlement must require the spouse to pay an amount to the Plan in connection with a violation of Part 4 of Title I of ERISA; or

(C)	the decree, judgment, order or settlement must provide that the spouse shall retain his or her right to receive a survivor annuity calculated as provided in Code Section 401(a)(13)(D).
9.04	Discontinuance of Employer Contributions

In the event of the permanent discontinuance of contributions to the Plan by the Employers, the accounts of all Participants shall, as of the date of such discontinuance, remain nonforfeitable.

9.05	Certain Social Security Increases

In the case of a Participant or his Beneficiary who is receiving benefits under this Plan, or in the case of a Participant who has terminated employment with the Employer and who has a vested right to benefits hereunder, such benefits shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II occurring after the date of such Participant’s termination of employment.

ARTICLE X.
AMENDMENTS AND ACTION BY EMPLOYER
10.01	Amendments

The Company reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA. In addition, no amendment hereof, unless made to secure the approval of the Internal Revenue Service or other governmental bureau or agency shall operate retroactively to reduce or divest the then vested interest hereunder of any Participant, Former Participant or Beneficiary or to reduce or divest any benefit payable hereunder. No amendment shall be made hereunder which would increase the duties and liabilities of the Trustee without the Trustee’s express written consent.

10.02	Action by Employer

Any action by an Employer under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.
ARTICLE XI.
SUCCESSOR EMPLOYER AND MERGER OR
CONSOLIDATION OF PLANS
11.01	Successor Employer

In the event of the dissolution, merger, consolidation or reorganization of an Employer, provisions may be made by which the Plan and Trust will be continued by the successor, and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

11.02	Plan Assets

In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:
(a)	each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(b)	resolutions of the Boards of Directors of the Employers under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of a new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan, and

(c)	such other plan and trust are qualified under Code Sections 401(a) and 501(a).
ARTICLE XII.
PLAN TERMINATION
12.01	Right to Terminate

In accordance with the procedures set forth in this Article, the Company may terminate the Plan at any tune. In the event of the withdrawal, dissolution, merger, consolidation or reorganization of an Employer, the Plan shall partially terminate and the Trust Fund shall be liquidated with respect to the Employees of such Employer unless, if applicable, the Plan is continued by a successor to the Employer in accordance with Section 11.01.

12.02	Partial Termination

Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan under the Code, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to whom the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.03.

12.03	Liquidation of the Trust Fund

Upon complete or partial termination of the Plan, the accounts of all Participants affected thereby shall remain fully vested, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances.

12.04	Manner of Distribution

Distributions after termination of the Plan shall be made in a form and manner consistent with the provisions of Section 6.04 hereof, provided, however, that, in the case of Plan termination, amounts allocated to a Participant’s Salary Reduction Contribution Account and Safeharbor Matching Contribution Account may not be distributed earlier than: (i) the Participant’s retirement, death, Disability, or other severance from employment; (ii) termination of the Plan without establishment or maintenance of another defined contribution plan; (iii) the Participant’s attainment of age 59-1/2; (iv) upon hardship of the Participant; or (v) the sale or other disposition by the Company to an unrelated entity of substantially all of its assets or of its interest in a subsidiary, if the Company continues to maintain the Plan, the Participant continues employment with the acquiring entity, and the acquiring entity does not maintain the Plan.

ARTICLE XIII.
RESTRICTIONS ON SHARES
The following rules will apply to Company Stock under the ESOP portion of the Plan which is distributed hereunder:
(a)	Any shares of Company Stock distributed hereunder may be subject to such restrictions as to the manner of disposal of such shares as, in the opinion of the Committee, may be necessary to ensure that any disposition will not involve a violation of applicable security laws.

(b)	A Participant, Former Participant or Beneficiary who receives Loan Securities which are (1) not publicly traded, or (2) subject to a trading limitation, may offer such securities to the Company for purchase. The Participant, Former Participant or Beneficiary may not offer Loan Securities to the Company after a period ending on the later of (i) the 60th day after such Securities are distributed to him, or (ii) the 60th day of the Plan Year following the Plan Year in which the Securities are so distributed. If so offered, the Company shall purchase the shares at their fair market value upon the terms provided in subsection (c) of this Article. The Company may grant the Trustee an option to assume the Employees rights and obligations under this subsection (b). If Loan Securities are publicly traded without restrictions when distributed but cease to be so traded within the period specified above, the Company must notify each holder of such stock in writing, on or before the 10th day after such stock ceases to be so traded, that for the remainder of such period such stock is subject to being offered for sale to the Company under this subsection (b).

(c)	If the Company (or the Trustee) is required to purchase Company Stock pursuant to an offer given under subsection (b) above, the purchaser shall purchase such securities pursuant to (1) or (2) in the case of a total distribution consisting of a distribution of the entire balance of a Participant’s accounts consisting of Company Stock acquired after 1986 within one taxable year or pursuant to (1) only in the case of a distribution other than a total distribution, as follows:
(1)	the purchaser shall pay the total purchase price with respect to the distribution in cash at the Closing; or

(2)	the purchaser shall pay at least twenty percent (20%) of the total purchase price in cash at the Closing. The purchaser shall evidence the balance of the purchase price by executing a promissory note, delivered to the seller at the Closing. The note delivered at the Closing shall bear interest at one percent (1%) above the prime interest rate of Amarillo National Bank in effect at the Closing Date and in effect at each subsequent principal payment date, if such rate is determined to be a reasonable rate of interest; otherwise, such note shall bear a reasonable rate of interest. The note shall provide for no more than four (4) equal annual installments with interest payable with each installment, the first installment being due and payable no later than one (1) year after the Closing Date, The note further shall be adequately secured and provide for acceleration in the event of thirty (30) days’ default in the payment of interest or principal and shall grant to the maker of the note the right to prepay the note in whole or in part at any time or times without penalty.

(d)	A person shall have given Notice permitted or required under this Article XIII when the person deposits the Notice in the United States Mail, First Class, postage prepaid, addressed to the person entitled to the Notice, at, in the case of the Company or the Trustee, such entity’s principal place of business, or, in the case of a Participant, Former Participant or Beneficiary, the address currently listed for him in the records of the Committee. Any Participant, Former Participant or Beneficiary affected by this Article XIII shall have the obligation of notifying the Committee of any change of address.

(e)	For purposes of this Article XIII:
(1)	“Fair Market Value” shall mean the value of Company Stock (i) determined as of the date of the exercise of an option if the exercise is by a “disqualified person” or (ii) in all other cases, determined as of the most recent Valuation Date. If Company Stock is not or ceases to be readily tradable on an established securities market, Fair Market Value shall be determined by appraisal by an independent, qualified financial analyst or consultant.

(2)	“Notice” shall mean any written offer, acceptance of an offer, or any other communication.

(3)	“Closing” shall mean the place, date and time (“Closing Date”) to which the seller and purchaser may agree for purposes of a sale and purchase under this Article XIII, provided that Closing must take place not later than thirty (30) days after an offer under subsection (b), above.
(f)	Notwithstanding the fact that the ESOP portion of this Plan ceases to be an employee stock ownership plan, Loan Securities and any Company Stock acquired after 1986 shall continue to be subject to the provisions of this Article XIII.

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on July 29, 2005, by Robert W. Best, Chairman of the Board, President and Chief Executive Officer of Atmos Energy Corporation, a Texas and Virginia corporation, on behalf of said corporation.

/s/ Jayne A. Zabala

Notary Public in and for the State of Texas

My Commission Expires:	Print Name of Notary:

12.13.09

Jayne A. Zabala

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on July 29, 2005, by John P. Reddy, Senior Vice President and Chief Financial Officer of Atmos Energy Corporation, a Texas and Virginia corporation, and Chairman of the Atmos Energy Corporation Qualified Retirement Plans & Trusts Committee, on behalf of said Committee.

/s/ Jayne A. Zabala

Notary Public in and for the State of Texas

My Commission Expires:	Print Name of Notary:

12.13.09

Jayne A. Zabala

     IN TESTIMONY WHEREOF, the Company and the Trustee have caused this instrument to be executed in their names and on their behalf, by the officers thereunto duly authorized, this 29th day of July,  2005, effective as of January 1, 2005, except as otherwise provided herein.

ATMOS ENERGY CORPORATION

By:	/s/ Robert W. Best

Robert W. Best
Chairman of the Board, President and
Chief Executive Officer

ATMOS ENERGY CORPORATION QUALIFIED RETIREMENT PLANS AND TRUSTS COMMITTEE

By:	/s/ John P. Reddy

John P. Reddy, Chairman and
Senior Vice President and Chief
Financial Officer